Filed Pursuant to Rule 424(b)(3)

Registration No. 333-223022

OAKTREE REAL ESTATE INCOME TRUST, INC.

SUPPLEMENT NO. 1 DATED AUGUST 21, 2019

TO THE PROSPECTUS DATED APRIL 30, 2019

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Oaktree Real Estate Income Trust, Inc., dated April 30, 2019 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Oaktree Real Estate Income Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

The purposes of this Supplement are as follows:

•	to describe our acquisition of an office property;

•	to describe our acquisition of a mezzanine loan secured by a resort property;

•	to describe an amendment to our Line of Credit;

•	to otherwise update our prospectus;

•	to include our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019; and

•	to include our Current Report on Form 8-K/A including financial statements related to a previous acquisition.

Acquisition of Two Liberty Center

On August 20, 2019, we partnered with Hines Interests Limited Partnership (“Hines”) through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Two Liberty Center (the “Two Liberty Property”), a class “A” office asset located in Ballston, Virginia, for $93.2 million (exclusive of closing costs). The Joint Venture acquired the Two Liberty Property through a combination of $62.0 million of property-level debt from Bank of America Merrill Lynch and equity of $33.5 million funded from the Joint Venture (consisting of $32.3 million funded by the Company using borrowings under the Line of Credit and $1.2 million funded by Hines). Neither Hines nor the seller of the Two Liberty Property are affiliates of us or Oaktree.

The Two Liberty Property is a 179,000-square foot, class “A” office building, located in the Ballston neighborhood of Arlington, Virginia. Built in 2007, the Two Liberty Property is 95%-occupied1 by 16 different tenants and offers efficient 20,500-square foot floor plates that are conducive to both single and multi-tenant use.

The Two Liberty Property is located across the street from over 500,000 square feet of new and refurbished retail and entertainment options opening throughout 2019. The Two Liberty Property is also a short walk to two metro stations that connect to Washington D.C.

The Ballston submarket is undergoing a transformation with approximately $700 million of commercial and residential development. As part of that process, Amazon, in connection with its new HQ2, has announced it expects to create over 25,000 jobs, which is anticipated to positively impact the greater Arlington area. Due to the refresh of the proximate buildings, the Adviser believes the Two Liberty Property is well situated to capitalize on the expected improved amenities and increased tenant demand. The Two Liberty Property faces competition from similarly situated properties in its submarket.

The Two Liberty Property will continue to be utilized as an office property and is suitable for its intended purpose with no plans for significant renovation or improvement.

[1]	Reflects additional lease up at the Two Liberty Property between June 30, 2019 and August 20, 2019.

The following table provides information regarding the Two Liberty Property:

					As of June 30, 2019
Property Name	Sector	Location	Square Feet	% Leased	Annual Base Rent	Annual Base Rent Per Square Foot
Two Liberty Center	Office	Arlington, Virginia	175,357	85%	$6,523,007	$43.82

The following table sets forth certain information with respect to the Two Liberty Property’s historical occupancy:

Year	Weighted-Average Occupancy	Average Effective Annual Base Rent per Square Foot
2014	100.0%	$43.42
2015	100.0%	$47.32
2016	100.0%	$46.53
2017	98.8%	$49.31
2018	73.9%	$45.90

The following table sets forth certain information as of June 30, 2019 with respect to the expiration of leases currently in place at the Two Liberty Property through December 31, 2028:

Year	Number of Leases Expiring	Approximate Gross Leasable Area of Expiring Leases (Square Footage)	% of Total Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases	% of Total Annual Base Rental Income Represented by Expiring Leases
2019	1	237	0.1%	$6,589	0.1%
2020	6	39,577	22.6%	$1,928,664	29.6%
2021	—	—	0.0%	—	0.0%
2022	5	18,599	10.6%	$991,648	15.2%
2023	7	61,189	34.9%	$2,256,148	34.6%
2024	—	—	0.0%	—	0.0%
2025	—	—	0.0%	—	0.0%
2026	—	—	0.0%	—	0.0%
2027	—	—	0.0%	—	0.0%
2028	1	8,505	4.9%	$382,300	5.9%

We expect to calculate depreciation expense for federal income tax purposes by using the straight line method over 39 years for building, ten years for building improvements and seven years for furniture, fixtures and equipment. We believe the Two Liberty Property is adequately covered by insurance. The amount of real estate taxes assessed in 2018 was equal to the Two Liberty Property’s assessed value multiplied by an average tax rate of 1.196%.

As of August 20, 2019, four of the tenants at the Two Liberty Property occupied 10% or more of the rentable square footage. An industry-leading government professional services firm leases 17.1% of the total gross leasable area of the Two Liberty Property. The lease, which expires in December 2023, requires the tenant to pay base annual rent of approximately $44.13 per square foot on a monthly basis, provides for a 2.5% annual base rent increase and has the option for two five year renewals. A technology and innovation leader specializing in defense, civil government and cybersecurity solutions leases 11.6% of the total gross leasable area of the Two Liberty Property. The lease, which expires in July 2025, requires this tenant to pay base annual rent of approximately $48.40 per square foot on a monthly basis and has the option for one five-year renewal. A leading provider of premier full-service office space facilities, coworking spaces, and infrastructure leases 11.6% of the total gross leasable area of the Two Liberty Property. The lease, which expires in January 2029, requires this tenant to pay base annual rent of approximately $46.17 per square foot on a monthly basis, provides for a 2.6% annual base rent increase and has the option for two five-year renewals. A wireless communications technology company leases 11.5% of the total gross leasable area of the Two Liberty Property. The lease, which expires in October 2026, requires this tenant to pay base annual rent of approximately $46.25 per square foot on a monthly basis, provides for a 2.5% annual base rent increase and has the option for one five-year renewal.

The Joint Venture is governed by a limited liability company agreement dated August 20, 2019 by and between one of the Company’s subsidiaries and Hines, containing customary terms and conditions. The Company owns a 96.5% interest in the Joint Venture, and Hines owns a 3.5% interest in the Joint Venture. The Company will generally control all major decisions of the Joint Venture (subject to Hines’s consent with respect to certain limited decisions) and has the ability to trigger a sale of the Two Liberty Property at any time. The Company will have operational control, and Hines will act as the day-to-day property manager.

The Bank of America Merrill Lynch debt described above (the “Mortgage Loan”) is secured by a mortgage on the Two Liberty Property. The Mortgage Loan bears interest at a rate of LIBOR plus a spread of 150 basis points, payable as interest-only for the initial term of five years. The term of the Mortgage Loan is five years with two one-year extension options. The Mortgage Loan is subject to customary terms and conditions.

Acquisition of Atlantis Mezzanine Loan

On June 14, 2019, we acquired $25 million principal amount of a second loss mezzanine loan (the “Mezzanine Loan”) by assuming ownership of a special purpose vehicle from an affiliate of our sponsor, at no cost and contemporaneously assuming a borrowing under the Line of Credit that was used to finance the investment. The Mezzanine Loan is secured by the equity interests of the entity owning Atlantis Paradise Island Resort, a 2,917 room oceanfront resort located on Paradise Island in the Bahamas.

The Mezzanine Loan matures in July 2020 with five 12-month extension options for the borrower, provided there has not been an event of default. The Mezzanine Loan bears interest at a floating rate of 6.67% over the one-month LIBOR, subject to an interest rate increase in the event the borrower exercises its fourth 12-month extension.

The Mezzanine Loan is subordinate to a first mortgage loan of $1.20 billion (the “Senior Loan”) and a $325 million senior mezzanine loan (the “Mezzanine A Loan”). The Mezzanine Loan, the Mezzanine A Loan and the Senior Loan total an appraised loan-to-value ratio of approximately 70.4%.

Amendment to Line of Credit

On August 20, 2019, we entered into an amendment (the “Amendment”) to the Line of Credit to reduce the rate at which borrowings under the Line of Credit bear interest. Following the Amendment, borrowings under the Line of Credit will bear interest at a rate of LIBOR plus 2.50% per annum, compounded quarterly, which may be paid in kind at our election. No other material terms of the Line of Credit were changed as a result of the Amendment. However, the Lender expects to waive interest otherwise due under the Line of Credit such that the interest rate between April 11, 2019 and the date of the Amendment will effectively be LIBOR plus 2.50%.

Updates to the Prospectus

Risk Factors

The following disclosure replaces in its entirety the risk factor entitled “We expect to become party to an uncommitted line of credit with an affiliate of Oaktree” in the “Risk Factors” section of the Prospectus.

We are party to an uncommitted line of credit with an affiliate of Oaktree.

We have entered into an uncommitted line of credit with an affiliate of Oaktree, pursuant to which we may borrow up to $150 million at an interest rate equal to LIBOR plus 2.50%. Because this Line of Credit is with an affiliate of Oaktree, the terms of the agreement were not negotiated at arm’s-length. Oaktree may face conflicts of interest in connection with any borrowings or disputes under this Line of Credit.

The following disclosure replaces in its entirety the second sentence under the heading “Your interest in us will be diluted if we issue additional shares” in the “Risk Factors” section of the Prospectus.

Our charter authorizes us to issue up to 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock (of which 250,000,000 shares are classified as Class T shares, 250,000,000 shares are classified as Class S shares, 250,000,000 shares are classified as Class D shares and 250,000,000 shares are classified as Class I shares) and 50,000,000 shares are classified as preferred stock.

The following disclosure replaces in its entirety the first sentence of the second paragraph under the heading “How will your NAV per share be calculated after the escrow period?” in the “Risk Factors” section of the Prospectus.

Our NAV per share will be calculated by State Street Fund Services, Inc. (“State Street”), a third-party firm that provides us with certain administrative and accounting services, and such calculation will be reviewed and confirmed by the Adviser.

Management

The following disclosure is added after the eighth line in the table under the heading “Directors and Executive Officers” in the “Management” section of the Prospectus.

Justin Guichard	45	Managing Director of Acquisitions

The following disclosure is added after the eighth paragraph under the heading “Directors and Executive Officers—Executive Officers” in the “Management” section of the Prospectus.

Justin Guichard has served as a Managing Director of Acquisitions for the Company since March 2019. Mr. Guichard joined Oaktree in 2007. He is a managing director and co-portfolio manager for Oaktree’s Real Estate Debt and Structured Credit strategies. In addition to his strategy management responsibilities, Mr. Guichard is responsible for investing capital for Oaktree’s Real Estate Debt, Real Estate Income, Real Estate Opportunities, Structured Credit and Global Credit strategies. Prior to Oaktree, he worked for Barrow Street Capital which, he joined in 2005. Mr. Guichard began his career in Merrill Lynch & Co.’s Real Estate Investment Banking group. He received a B.A. degree from University of California, Los Angeles, where he was an Alumni Scholar, and an M.B.A. from MIT’s Sloan School of Management.

Description of Capital Stock

The following disclosure is added after the second paragraph under the heading “Common Stock—Class I Shares” in the “Description of Capital Stock” section of the Prospectus.

Other Terms of Common Stock

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described in the “—Class T Shares,” “—Class S Shares” and “—Class D Shares” sections above, each Class T share, Class S share and Class D share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash or securities listed on a national securities exchange or (iii) the end of the month following termination of the primary portion of the offering in which such Class T shares, Class S shares and Class D shares were sold on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of the offering. In addition, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Experts

The following disclosure is added after the first paragraph of the “Experts” section of the Prospectus

Ernst & Young LLP, independent auditors, has audited the statement of revenues and certain expenses of Anzio Apartments included in our Current Report on Form 8-K/A filed on June 19, 2019, as set forth in their report, which is incorporated by reference in this prospectus. Such statement of revenues and certain expenses is incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 2019 and June 30, 2019

On May 10, 2019, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

On August 13, 2019, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

Current Report on Form 8-K/A

On June 19, 2019, we filed our Current Report on Form 8-K/A including certain financial statements for our Anzio Apartments property.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2019

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM                      TO

Commission File Number: 333-223022

Oaktree Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	82-2365593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

(Address of principal executive offices) (Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☒

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Securities registered pursuant to Section 12(b) of the Act: None

The number of the registrant’s outstanding shares of common stock, par value $0.01 per share, as of May 10, 2019 was 27,000, all of which were Class I shares.

PART I.	FINANCIAL INFORMATION	1

ITEM 1.	FINANCIAL STATEMENTS	1

	Financial Statements (Unaudited):	1

	Balance Sheets as of March 31, 2019 and December 31, 2018	1

	Statements of Operations for the three months ended March 31, 2019 and the period from January 10, 2018 through March 31, 2018	2

	Statements of Changes in Stockholders’ Equity (Deficit) for the three months ended March 31, 2019 and the period from January 10, 2018 to March 31, 2018	3

	Statements of Cash Flows for the three months ended March 31, 2019 and for the period from January 10, 2018 through March 31, 2018	4

	Notes to Financial Statements	5

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	11

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	18

ITEM 4.	CONTROLS AND PROCEDURES	18

PART II.	OTHER INFORMATION	19

ITEM 1.	LEGAL PROCEEDINGS	19

ITEM 1A.	RISK FACTORS	19

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS	19

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES	19

ITEM 4.	MINE SAFETY DISCLOSURES	19

ITEM 5.	OTHER INFORMATION	19

ITEM 6.	EXHIBITS	20

SIGNATURES		21

WEBSITE DISCLOSURE

Investors and others should note that we use our website, www.oaktreeREIT.com, to announce material information to investors and the marketplace. While not all of the information that we post on our website is of a material nature, some information could be deemed to be material. Accordingly, we encourage investors, the media, and others interested in us to review the information that we share on our website. Information contained on, or available through, our website is not incorporated by reference into this document.

PART I.	FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

Oaktree Real Estate Income Trust, Inc.

Balance Sheets

	March 31, 2019 (Unaudited)	December 31, 2018
Assets
Cash and cash equivalents	$131,378	$183,454

Total Assets	$131,378	$183,454

Liabilities and Equity
Accounts payable, accrued expenses and other liabilities	$121,779	$102,930
Due to affiliates	276,602	198,181
Commitments and contingencies (Note 6)	—	—

Total Liabilities	398,381	301,111
Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized; no shares issued nor outstanding at March 31, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized; 27,000 and 20,000 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	270	200
Additional paid-in capital	271,057	250,038
Accumulated deficit	(538,330)	(367,895)

Total Stockholders’ Equity (Deficit)	(267,003)	(117,657)

Total Liabilities and Stockholders’ Equity (Deficit)	$131,378	$183,454

See accompanying notes to financial statements.

1

Oaktree Real Estate Income Trust, Inc.

Statements of Operations (unaudited)

	For the Three Months Ended March 31, 2019	For the Period from January 10, 2018 through March 31, 2018
Revenues
Interest income	$856	$70

Total revenues	856	70

Expenses
General and administrative expenses	171,291	25,000

Total expenses	171,291	25,000

Net Loss	$(170,435)	$(24,930)

Loss per share (basic and diluted):
Net loss per share	$(8.16)	$(1.25)

Weighted average number of shares outstanding	20,875	20,000

See accompanying notes to financial statements.

2

Oaktree Real Estate Income Trust, Inc.

Statements of Changes in Stockholders’ Equity (Deficit) (unaudited)

	Par Value
	Shares	Common Stock	Common Stock Class I	Common Stock Class S	Common Stock Class T	Common Stock Class D	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
Balance at January 10, 2018	20,000	$—	$200	$—	$—	$—	$199,800	$—	$200,000
Net loss	—	—	—	—	—	—	—	(24,930)	(24,930)

Balance at March 31, 2018	20,000	$—	$200	$—	$—	$—	$199,800	$(24,930)	$175,070

Balance at December 31, 2018	20,000	$—	$200	$—	$—	$—	$250,038	$(367,895)	$(117,657)
Amortization of restricted stock grants	7,000	—	70	—	—	—	21,019	—	21,089
Net loss	—	—	—	—	—	—	—	(170,435)	(170,435)

Balance at March 31, 2019	27,000	$—	$270	$—	$—	$—	$271,057	$(538,330)	$(267,003)

3

Oaktree Real Estate Income Trust, Inc.

Statements of Cash Flows (unaudited)

	For the Three Months Ended March 31, 2019	For the Period from January 10, 2018 through March 31, 2018
Operating activities:
Net loss	$(170,435)	$(24,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of restricted stock grants	21,089	—
Changes in liabilities:
Increase in accounts payable, accrued expenses and other liabilities	18,849	25,000
Increase in due to affiliates	78,421	—

Net cash (used in) provided by operating activities	(52,076)	70

(Decrease) increase in cash and cash-equivalents	(52,076)	70
Cash and cash-equivalents at beginning of period	183,454	200,000

Cash and cash-equivalents at end of period	$131,378	$200,070

See accompanying notes to financial statements.

4

Oaktree Real Estate Income Trust, Inc.

Notes to Financial Statements

(Unaudited)

1. Organization and Business Purpose

Oaktree Real Estate Income Trust, Inc. (the “Company”) was formed on July 27, 2017 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company was organized to invest primarily in well-located, high quality commercial real estate assets that generate strong current cash flow and could further appreciate in value through moderate leasing and repositioning strategies. Moreover, to a lesser extent, the Company plans to invest in real estate-related investments, including private loans and traded real estate-related securities that will help maintain liquidity. The Company anticipates that its investments will be geographically diversified across the top 50 markets in the United States. The Company is externally managed by Oaktree Fund Advisors, LLC (the “Adviser”), an affiliate of Oaktree Capital Management, L.P. On January 9, 2018, the Company was capitalized with a $200,000 investment by an affiliate of the Adviser. On February 14, 2019, the Company began issuing and selling shares of common stock through the Company’s initial public offering.

As of March 31, 2019, the Company had not acquired any real estate investments. Subsequent to March 31, 2019, the Company acquired a fee simple interest in Anzio Apartments, a multifamily asset located in Lawrenceville, Georgia for $59.2 million through a majority-owned joint venture with TruAmerica Multifamily, LLC (Note 7).

2. Capitalization

As of March 31, 2019, the Company was authorized to issue up to 1,000,000,000 shares of common stock. On April 11, 2018, the Company amended and restated its charter to authorize the following classes of common stock:

Classification	No. of Authorized Shares	Par Value Per Share
Preferred stock	50,000,000	$0.01
Class T common stock	250,000,000	$0.01
Class S common stock	250,000,000	$0.01
Class D common stock	250,000,000	$0.01
Class I common stock	250,000,000	$0.01

	1,050,000,000

The Company has registered with the Securities and Exchange Commission an offering of up to $1,600,000,000 in shares in its primary offering and up to $400,000,000 in shares pursuant to its distribution reinvestment plan (the “Offering”). The Company intends to sell any combination of the four classes of shares of its common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and ongoing stockholder servicing fees. Until the release of proceeds from escrow, the per share purchase price for shares of the Company’s common stock in its primary offering will be $10.00 per share plus applicable upfront selling commissions and dealer manager fees. Thereafter, the purchase price per share for each class of common stock will vary and will generally equal the Company’s prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. The Company will accept proceeds and hold investors’ funds in an interest bearing escrow account until (i) the Company receives purchase orders for at least $150,000,000, including shares purchased by the Company’s sponsor, its affiliates and its directors and officers, in any combination of classes of shares of our common stock, and (ii) the Company’s board of directors has authorized the release of funds in the escrow account. As of March 31, 2019, the Company has not reached the required threshold from the Offering to release funds from escrow.

5

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. These statements reflect all normal and recurring adjustments which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. However, the results of operations for the interim period presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2019, or any other future period.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities and accrued expenses at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure. The Company did not hold cash equivalents as of March 31, 2019 or December 31, 2018.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31 for the year in which the proceeds from escrow are released. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its stockholders. Any deferred tax assets arising from the Company’s taxable loss carryforwards during periods prior to making a REIT election have been fully reserved, since it is unlikely such benefits will be realized. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Organization and Offering Expenses

The Adviser has agreed to advance organization and offering expenses on behalf of the Company (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, dealer manager fees and stockholder servicing fees) through the first anniversary of the date on which escrow is released. The Company will reimburse the Adviser for all such advanced expenses ratably over a 60 month period following the first anniversary of the date escrow is released.

As of March 31, 2019 and December 31, 2018, the Adviser and its affiliates had incurred organization and offering expenses on the Company’s behalf of approximately $4.3 million. These organization and offering expenses are not recorded in the accompanying financial statements because such costs are not the Company’s liability until the date on which the escrow is released.

When recorded by the Company, organizational expenses will be expensed as incurred, and offering expenses will be reflected as a reduction of additional paid-in capital as such amounts will be reimbursed to the Adviser or its affiliates from the gross proceeds of the Offering. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.

6

Share-Based Compensation

Equity-classified stock awards granted to employees and non-employees that have a service condition are measured at fair value at date of grant and re-measured at fair value only upon a modification of the award.

The Company recognizes compensation expense on a straight-line basis over the requisite service period of each award, with the amount of compensation expense recognized at the end of a reporting period at least equal the portion of fair value of the respective award at grant date or modification date, as applicable, that has vested through that date. Compensation expense, which is adjusted for actual forfeitures upon occurrence, is included as a component of general and administrative expense on the statements of operations.

Recent Accounting Pronouncements

In May 2014, the FASB issued a new revenue recognition standard which will supersede nearly all existing revenue recognition guidance. The new standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. Companies will likely need to use more judgment and make more estimates than under previous revenue recognition guidance, including identifying performance obligations in the contract, estimating the amount of variable consideration, if any, to include in the transaction price and allocating the transaction price to each separate performance obligation. The new standard may be applied retrospectively to each prior period presented or prospectively with the cumulative effect, if any, recognized as of the date of adoption. We adopted the new standard effective January 1, 2019, the effective date for private companies. While we expect that the majority of our revenues will be derived from leasing activities, to the extent there are nonlease components that are within the scope of the new revenue recognition standard, we expect that the pattern of revenue recognition under the new standard will be substantially similar to the pattern of revenue recognition under existing accounting standards.

In February 2016, the FASB issued a new leasing standard which requires lessees to clarify leases as either finance or operating leases based on certain criteria and record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The standard also eliminates current real estate-specific provisions and changes of initial direct costs and lease executory costs for all entities. The new guidance will require lessees and lessors to capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease, with any other costs incurred, including allocated indirect costs, expensed as incurred. In addition, the new standard requires that lease and nonlease components of a contract be bifurcated, with nonlease components (including reimbursements for real estate taxes, utilities, insurance and other common area maintenance and other executory costs) subject to the new revenue recognition standard effective upon adoption of the new leasing standard. In July 2018, the FASB issued an amendment to the leasing standard that allows lessors to elect, as a practical expedient, not to allocate the total consideration in a contract to lease and non-lease components based on their relative standalone selling prices. Rather, this practical expedient allows lessors to elect to account for the combined component as an operating lease if (i) the timing and pattern of transfer of the lease component and nonlease component(s) are the same; (ii) the lease component would be classified as an operating lease if accounted for separately; and (iii) the lease component is the predominant component of the arrangement. If we elect this practical expedient subsequent to adoption, tenant recoveries and other components that would otherwise quality as non-lease components would be accounted for as lease components and recognized in rental revenues. The amendment also provided an optional transition method to make the initial application date of the new lease standard the date of adoption, with a cumulative-effect adjustment recognized to the opening balance of retained earnings. Consequently, for an entity that elects the optional transition method, the entity’s reporting and disclosures for comparative historical periods presented in the financial statements will continue to be in accordance with current GAAP. In August 2018, the FASB proposed a narrow-scope amendment that would preclude a lessor from having to recognize lessor costs paid by a lessee directly to a third-party when the lessor cannot reasonably estimate such costs. The FASB has not yet finalized the amendment as of the date of this filing. We expect to adopt the new leasing standard effective January 1, 2020, the effective date for private companies.

7

We are still evaluating the effects of adoption, including whether to elect the practical expedients or optional transition method, but do not expect the new standard to have a significant effect on our total revenues.

In June 2016, the FASB issued guidance on the measurement of credit losses on financial instruments. The standard will replace the incurred loss impairment methodology pursuant to GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. We expect to adopt the new standard effective December 31, 2020, the effective date for private companies. The guidance is required to be applied using a modified-retrospective approach to all periods presented. We are still evaluating the effects of adopting this standard on our financial statements..

In August 2016, the FASB issued guidance on the classification of certain cash receipts and payments in the statement of cash flows. The amendments add to or clarify guidance on a number of cash flow issues, including debt prepayment or debt extinguishment costs, contingent consideration payments made after a business combination, distributions received from equity-method investees and beneficial interests in securitization transactions. We adopted the new standard effective January 1, 2019, the effective date for private companies. The adoption of the new standard did not have any impact on the financial statements as of March 31, 2019.

In November 2016, the FASB issued guidance on the presentation of restricted cash in the statement of cash flows. The amendments in this update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. We adopted the new standard effective January 1, 2019, the effective date for private companies. While the guidance is required to be applied retrospectively to all periods presented, we do not have restricted cash, so adoption of this standard did not have a material impact on the financial statements.

4. Related Party Transactions

The Company has entered into an advisory agreement with the Adviser. Pursuant to the advisory agreement between the Company and the Adviser, the Adviser is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of directors.

Certain affiliates of the Company, including the Adviser, will receive fees and compensation in connection with the offering and ongoing management of the assets of the Company. The Adviser will be paid a management fee equal to 1.00% of NAV per annum, payable monthly. The management fee will be paid, at the Adviser’s election, in cash or Class I shares. The Adviser has agreed to waive its management fee for the first six months following the date on which the initial proceeds the Offering are released from escrow.

The Company may retain certain of the Adviser’s affiliates for necessary services relating to the Company’s investments or its operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters. Any such arrangements will be at market terms and rates. As of March 31, 2019, the Company had not retained an affiliate of the Adviser for any such services.

The Company will pay the Adviser a performance fee equal to 12.5% of the annual Total Return, subject to a 5% annual Hurdle Amount (each term as defined in the advisory agreement) and a high water mark, with a catch-up. Such performance fee will be made annually and accrue monthly.

8

The Company will be dependent on the Adviser and its affiliates for certain services that are essential to it, including acquisition and disposition decisions, and certain other responsibilities. In the event that the Adviser and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

Due to affiliates of $276,602 and $198,181 as of March 31, 2019 and December 31, 2018, respectively, consisted of general and administrative costs of $171,017 and $92,596, respectively, and a $200,000 advance from an affiliate of the Company offset by $94,415 of organizational and offering costs that are reimbursable from the Adviser prior to the release of escrow.

5. Stockholders’ Equity

Restricted stock awards

In March 2018, the Company granted 7,000 shares of restricted stock to its non-employee directors at a fair value of $10.00 per share, which vested on March 20, 2019. For the three months ended March 31, 2019, the Company recognized compensation expense of $21,089 related to the restricted stock awards. For the period from January 10, 2018 through March 31, 2018, the Company’s compensation expense related to the restricted stock awards was immaterial.

6. Commitments and Contingencies

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. As of March 31, 2019, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

9

7. Subsequent Events

The Company’s management has evaluated subsequent events from March 31, 2019 through the filing date of this Form 10-Q. There have been no subsequent events during such period that would require recognition or disclosure in the interim financial statements as of and for the three months ended March 31, 2019, except as disclosed below:

On April 11, 2019, the Company entered into a line of credit with Oaktree Fund GP I, L.P., an affiliate of the Company’s sponsor, Oaktree Capital Management, L.P. providing for an unsecured, uncommitted credit facility in a maximum aggregate principal amount of $150 million (the “Line of Credit”).

On April 11, 2019, the Company partnered with TruAmerica Multifamily, LLC, (“TruAmerica”), through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Anzio Apartments, a multifamily asset located in Lawrenceville, Georgia, for $59.2 million. The Joint Venture acquired the property through a combination of $44.4 million of property-level debt from the Federal Home Loan Mortgage Corporation and $14.9 million of borrowings under the Line of Credit which were funded as an equity contribution into the Joint Venture. The Company owns a 90% interest in the Joint Venture and TruAmerica owns a 10% interest in the Joint Venture. The Company will have operational control of the Joint Venture and TruAmerica will act as the day-to-day property manager.

10

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References herein to “Oaktree Real Estate Income Trust,” “Oaktree REIT,” the “Company,” “we,” “us,” or “our” refer to Oaktree Real Estate Income Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

The following discussion should be read in conjunction with the unaudited financial statements and notes thereto appearing elsewhere in this quarterly report on Form 10-Q.

Forward-Looking Statements

Statements contained in this Form 10-Q that are not historical facts are based on our current expectations, estimates, projections, opinions, and/or beliefs. Such statements are not facts and involve known and unknown risks, uncertainties, and other factors. Investors should not rely on these statements as if they were fact. Certain information contained in this Form 10-Q constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” “forecast,” or “believe” or the negatives thereof or other variations thereon or other comparable terminology. Due to various risks and uncertainties, including those described under “Risk Factors” in the Company’s Registration Statement on Form S-11 (File No. 333-223022), as amended, under Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and elsewhere in this Form 10-Q, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved. We do not undertake to revise or update any forward-looking statements.

Overview

We are a Maryland corporation formed on July 27, 2017 to invest in commercial real estate assets. We are externally managed by Oaktree Fund Advisors, LLC (the “Adviser”), a subsidiary of Oaktree Capital Management, L.P. (together with its affiliates, “Oaktree”). As of March 31, 2019, we have neither engaged in any operations nor generated any revenues. Our entire activity since inception to March 31, 2019 was to prepare for our proposed fundraising through our initial public offering of our common stock.

We have registered with the Securities and Exchange Commission (the “SEC”) an offering of up to $2.0 billion in shares of common stock (in any combination of purchases of Class S, Class T, Class D and Class I shares of our common stock) (the “Offering”). The share classes have different upfront selling commissions and ongoing stockholder servicing fees.

We intend to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31 in the year in which proceeds from the Offering are released from escrow.

As of March 31, 2019, the Company had not acquired any real estate investments. Subsequent to March 31, 2019, the Company acquired a fee simple interest in Anzio Apartments, a multifamily asset located in Lawrenceville, Georgia for $59.2 million through a majority-owned joint venture.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in the latest prospectus for the Offering (File No. 333-220322).

Results of Operations

As of March 31, 2019 we were in our organizational period and our operations consist primarily of general and administrative costs related to the Company’s organizational activities in preparation for its initial public offering.

11

Acquisition of Anzio Apartments

On April 11, 2019, the Company partnered with TruAmerica Multifamily, LLC (“TruAmerica”) through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Anzio Apartments (the “Property”), a multifamily asset located in Lawrenceville, Georgia, from Anzio Apartments, LLC (the “Seller”) for $59.2 million (exclusive of closing costs). The Joint Venture acquired the Property and paid related closing costs through a combination of $44.4 million of property-level debt from the Federal Home Loan Mortgage Corporation (“Freddie Mac”), $14.9 million funded to the Joint Venture by the Company from borrowings under the Company’s Line of Credit (as defined below) and $1.7 million funded by TruAmerica.

The Property is a 448-unit multifamily asset located in Lawrenceville, Georgia. Built in 1986 and sitting on 35 acres, the Property features a mix of one-and two-bedroom homes with large floorplans averaging 975 square feet. The Property is located in a convenient location of Gwinnett County in metropolitan Atlanta, Georgia. As the economic capital of the Southeast and a global business hub, Atlanta is the tenth largest metropolitan area by gross domestic product in the United States. Gwinnett County is one the fastest growing counties in the nation, having more than doubled its population since 2000.

The following table provides information regarding the Property:

				As of April 1, 2019
Property Name	Sector	Location	Square Feet	Percentage Leased	Annual Base Rent	Monthly Base Rent/Occupied Unit
Anzio Apartments	Multifamily	Lawrenceville, Georgia	436,800	94.7%	$5,438,100	$1,069

The following table sets forth certain information with respect to the Property’s historical occupancy:

Year	Weighted- Average Occupancy	Average Effective Monthly Base Rent per Occupied Unit
2016	92.4%	$847
2017	88.8%	$925
2018	91.4%	$1,005

The leases at the Property are generally short-term in nature and have a term of 12 months or less. As of April 1, 2019, approximately 71% of the multifamily leases expire within 12 months from such date. No single tenant occupies 10% or more of the Property’s square footage.

The Joint Venture is governed by a limited liability company agreement dated April 10, 2019 by and between one of the Company’s subsidiaries and TruAmerica which contains customary terms and conditions. The Company owns a 90% interest in the Joint Venture and TruAmerica owns a 10% interest in the Joint Venture. The Company will control all major decisions of the Joint Venture (subject to TruAmerica’s consent with respect to certain limited decisions) and has the ability to trigger a sale of the Property at any time. The Company will have operational control and TruAmerica will act as the day-to-day property manager.

The Freddie Mac mortgage loan (the “Mortgage Loan”) is secured by a mortgage on the Property. The Mortgage Loan bears interest at a rate of LIBOR plus a spread of 159 basis points, payable as interest-only for the first 60 months, then principal and interest payable for the remaining term based on a 360 month amortization period. The term of the Mortgage Loan is 120 months. Amounts prepaid under the Mortgage Loan are subject to a 1% penalty following a one year lockout period. The Mortgage Loan is subject to customary terms and conditions.

12

Liquidity and Capital Resources

Our primary needs for liquidity and capital resources are to fund our investments, to make distributions to our stockholders, to repurchase shares of our common stock pursuant to our share repurchase plan, to pay our offering and operating fees and expenses and to pay interest on any outstanding indebtedness we may incur. We anticipate our offering and operating fees and expenses will include, among other things, the management fee we will pay to the Adviser, stockholder servicing fees we will pay to the dealer manager, legal, audit and valuation expenses, federal and state securities filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to acquiring, financing, appraising and managing our properties. We do not have any office or personnel expenses as we do not have any employees. The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions and stockholder servicing fees) through the first anniversary of the date on which we break escrow for the Offering. We will reimburse the Adviser for such advanced expenses ratably over the 60 months following the first anniversary of the date on which we break escrow for the Offering. As of March 31, 2019, the Adviser and its affiliates had incurred approximately $4.3 million of organization and offering expenses on our behalf.

We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with our taxable year ending December 31 of the year in which the escrow period concludes. In order to maintain our qualification as a REIT, we are required to, among other things, distribute as dividends at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders and meet certain tests regarding the nature of our income and assets.

Over time, we generally intend to fund our cash needs for items other than asset acquisitions from operations. Our cash needs for acquisitions will be funded primarily from the sale of shares of our common stock and through the assumption or incurrence of debt.

On April 11, 2019, we entered into a line of credit with Oaktree Fund GP I, L.P. (the “Lender”), an affiliate of the our sponsor, Oaktree Capital Management, L.P. providing for an unsecured, uncommitted credit facility in a maximum aggregate principal amount of $150 million. We intend to use advances under the Line of Credit, along with property-level debt, to acquire our initial real estate investments. The Line of Credit expires on the earlier of: (i) 10 business days following the date the Company breaks escrow for its initial public offering and (ii) April 10, 2020, subject to three-month extension options requiring Lender approval. Borrowings under the Line of Credit will bear interest at a rate of LIBOR plus 3.25% per annum, compounded quarterly, which may be paid in kind at the Company’s election. The Company may request drawdowns of amounts under the Line of Credit periodically and in sizes determined by the Company. Requests for drawdowns will be funded at the discretion of Lender based on, among other factors, details of the purpose of the drawdowns and the property features of investments towards which the proceeds will be used. Amounts due under the Line of Credit (inclusive of accrued interest) are freely pre-payable without penalty.

We intend to repay the Line of Credit in full with offering proceeds promptly after breaking escrow for our initial public offering. We may in the future enter into additional lines of credit. We would expect that any such line of credit would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure an adequate line of credit to fund share repurchases. Moreover, actual borrowing availability may be reduced at any given time if we use borrowings under a line of credit to fund share repurchases or for other corporate purposes.

Other potential future sources of capital include secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Other than the Line of Credit described above, we have not yet identified any sources for these types of financings.

Cash Flows

Net cash used in operating activities of $52,076 for the three months ended March 31, 2019 relates primarily to net loss of $170,435 offset by restricted stock amortization of $21,089 and increases in accounts payable and due to affiliates of $18,849 and $78,421, respectively. As of March 31, 2019, we had not declared or paid any distributions. For the period from January 10, 2018 (date of our initial capitalization) through March 31, 2018, net cash provided by operating activities of $70 relates primarily to net loss of $24,930 offset by increases in accounts payable of $25,000.

13

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant judgments and assumptions and require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. Our accounting policies have been established to conform with generally accepted accounting principles in the United States (“GAAP”). The preparation of the financial statements in accordance with GAAP requires management to use judgments in the application of such policies. These judgments will affect our reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of the extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Reimbursement of Organization and Offering Expenses

The Adviser agreed to advance organization and offering expenses on behalf of the Company (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, dealer manager fees and stockholder servicing fees) through the first anniversary of the date on which escrow is released. The Company will reimburse the Adviser for all such advanced expenses ratably over a 60 month period following the first anniversary of the date escrow is released.

When recorded by the Company, organizational expenses will be expensed as incurred, and offering expenses will be reflected as a reduction of additional paid-in capital as such amounts will be reimbursed to the Adviser or its affiliates from the gross proceeds of the Offering. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.

Principles of Consolidation and Variable Interest Entities

We consolidate entities in which we retain a controlling financial interest or entities that meet the definition of a variable interest entity (“VIE”) for which we are deemed to be the primary beneficiary. In performing our analysis of whether we are the primary beneficiary, at initial investment and at each quarterly reporting period, we consider whether we individually have the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and also have the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The determination of whether an entity is a VIE, and whether we are the primary beneficiary, involves significant judgments, including the determination of which activities most significantly affect the entity’s performance, estimates about the current and future fair values and performance of assets held by the entity and/or general market conditions.

In certain circumstances, an entity may be evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity. The minimum equity at risk percentage can vary depending upon the industry or the type of operations of the entity and it will be up to us to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions. In addition, even if the entity’s equity at risk is a very low percentage, we will be required to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity at the entity. Determining expected future losses involves assumptions

14

of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses. A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that had not been previously consolidated or accounting for an investment on the equity method that had been previously consolidated, the effects of which could be material to our results of operations and financial condition.

If an entity is determined to be a VIE, we evaluate whether we are the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and benefits. We consolidate a VIE if we have both power and benefits – that is, (i) the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance, and (ii) the obligation to absorb losses of the VIE that could potentially be significant to the VIE, or the right to receive benefits from the VIE that potentially could be significant to the VIE. We consolidate all VIEs for which we are the primary beneficiary.

If a legal entity fails to meet any of the three characteristics of a VIE (due to insufficiency of equity, existence of non-substantive voting rights, or lack of a controlling financial interest), we then evaluate such entity under the voting model. Under the voting model, we consolidate the entity if we determine that we, directly or indirectly, have greater than 50% of the voting shares and that other equity holders do not have substantive participating rights.

If we have a variable interest in a VIE but we are not the primary beneficiary, or if we have the ability to exercise significant influence over a voting interest entity but do not have control, we account for our investment using the equity method of accounting.

Investments in Real Estate

We evaluate each real estate acquisition to determine whether the integrated set of acquired assets and activities meets the definition of a business. Generally, we expect that acquisitions of real estate or in-substance real estate will not meet the revised definition of a business because substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings and related intangible assets) or because the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. When evaluating acquired service or management contracts, we consider the nature of the services performed, the terms of the contract relative to similar arm’s length contracts, and the availability of comparable service providers in evaluating whether the acquired contract constitutes a substantive process.

For acquisitions of real estate and in-substance real estate that are accounted for as business combinations, we recognize the assets acquired (including the intangible value of acquired above- or below-market leases, acquired in-place leases, tenant relationships and other intangible assets or liabilities), liabilities assumed, non-controlling interests, and previously existing ownership interests, if any, at fair value as of the acquisition date. Any excess (deficit) of the consideration transferred relative to the fair value of the net assets acquired is recognized as goodwill (bargain purchase gain). In business combinations, the preliminary purchase price allocation may be subject to change based upon additional information about facts and circumstances that existed as of the acquisition date, with such measurement period extending no later than 12 months from the acquisition date. Acquisition costs related to business combinations are expensed as incurred.

Acquisitions of real estate and in-substance real estate that do not meet the definition of a business are accounted for as asset acquisitions. The accounting model for asset acquisitions is similar to the accounting model for business combinations except that the consideration transferred (including acquisition costs) is allocated to the acquired assets and assumed liabilities on a relative fair value basis. As a result, asset acquisitions do not result in the recognition of goodwill or a bargain purchase gain.

The results of operations of acquired properties will be included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by independent appraisers will be used to estimate the fair values of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Values of buildings and improvements will be determined on an as-if-vacant basis.

15

The estimated fair value of acquired in-place leases include the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we will evaluate avoided costs over the time period over which occupancy levels at the date of acquisition would be achieved had the property been acquired vacant. Such evaluation will include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases will be amortized over the remaining lease terms as a component of depreciation and amortization expense.

For acquired in-place leases, above- and below-market lease values will be recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases, which include periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of out-of-market lease value will be charged to rental revenue.

The values assigned to buildings and building improvements and other depreciable components will be depreciated on a straight-line basis using estimated useful lives ranging from 10 to 40 years. Expenditures that improve or extend the life of an acquired property are capitalized and depreciated over their estimated useful life. Expenditures for ordinary maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets

We will review our real estate portfolio on a periodic basis to ascertain if there are any indicators of impairment in the carrying values of any of our real estate assets, including deferred costs and intangibles, in order to determine if there is any need for an impairment charge. In reviewing the portfolio, we will examine the type of asset, the economic situation in the area in which the asset is located, the economic situation in the industry in which the tenant is involved and the timeliness of the payments made by the tenant under its lease, as well as any current correspondence that may have been had with the tenant, including property inspection reports. For each real estate asset for which indicators of impairment are identified, we will perform a recoverability analysis that compares future undiscounted cash flows expected to result from the use and eventual disposition of the asset to its carrying value. If the undiscounted cash flow analysis yields an amount which is less than the assets’ carrying amount, an impairment loss will be recorded equal to the amount by which the carrying value of the asset exceeds its estimated fair value. The estimated fair value is determined using a discounted cash flow model of the expected future cash flows through the useful life of the property. Real estate assets that are expected to be disposed of are valued at the lower of carrying amount or fair value less costs to sell on an individual asset basis. Any impairment charge taken with respect to any part of our real estate portfolio will reduce our earnings and assets to the extent of the amount of any impairment charge, but it will not affect our cash flow or our distributions until such time as we dispose of the property.

Revenue Recognition

Our revenues, which we expect will be substantially derived from rental income, will include rental income that our tenants pay in accordance with the terms of their respective leases reported on a straight line basis over the initial lease term of each lease. Since we expect many of our leases will provide for rental increases at specified intervals, we will recognize revenue on a straight line basis, which requires us to record as an asset and include in revenues unbilled rent receivables, which we will only receive if the tenant makes all rent payments required through expiration of the initial term of the lease. Accordingly, management must determine, in its judgment, that the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables and take into consideration the tenant’s payment history and the financial condition of the tenant. In the event that the collectability of an unbilled rent receivable is in doubt, we will be required to take a reserve against the receivable or a direct write-off of the receivable, which will have an adverse effect on earnings for the year in which the reserve or direct write-off is taken.

16

Rental revenue will also include amortization of above- and below-market leases. Revenues relating to lease termination fees will be recognized over the remaining lease term unless the lease is modified and terminated concurrently, in which case such fees will be recognized upon termination.

Income Taxes

As a REIT, we will not be subject to federal corporate income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. We intend to operate in a manner that allows us to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. We will monitor the business and transactions that may potentially impact our REIT status. If we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We would also be disqualified for the four taxable years following the year during which qualification was lost unless we were entitled to relief under specific statutory provisions.

Related Party Transactions

The Company has, and is expected to continue to engage in, transactions with related parties, including Oaktree, the Adviser and their affiliates. The results of the Company’s operations may be different if similar transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships and are required to approve any significant modifications to existing relationships, as well as any significant new related party transactions.

See Note 4 titled “Related Party Transactions” to our financial statements in this quarterly report on Form 10-Q for additional information concerning our related party transactions.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See Note 3 titled “Summary of Significant Accounting Policies” to our financial statements in this quarterly report on Form 10-Q for a discussion concerning recent accounting pronouncements.

17

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We had no significant operations as of March 31, 2019. When we commence operations, we expect that our primary market risk exposure will be interest rate risk with respect to our indebtedness and credit risk and market risk with respect to use of derivative financial instruments. As of March 31, 2019, we had no indebtedness and did not use any derivative financial instruments.

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets.

Credit risk includes the failure of the counterparty to perform under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

Market risk includes the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, we will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced.

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

An evaluation of the effectiveness of the design and operation of our “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of the end of the period covered by this quarterly report on Form 10-Q was made under the supervision and with the participation of our management, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Based upon this evaluation, our CEO and CFO have concluded that, as of the end of the period covered by this report, our disclosure controls and procedures (a) were effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) included, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Controls over Financial Reporting

There have been no changes in our “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that occurred during the period covered by this quarterly report on Form 10-Q that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

18

PART II.	OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

From time to time, we may be involved in various claims and legal actions arising in the ordinary course of business. As of March 31, 2019, we were not involved in any legal proceedings.

ITEM 1A.	RISK FACTORS

We have disclosed under the heading “Risk Factors” in our Registration Statement on Form S-11 (File No. 333-223022), as amended or supplemented from time to time, filed with the SEC, risk factors which materially affect our business, financial condition or results of operations. There have been no material changes from the risk factors previously disclosed. You should carefully consider the risk factors set forth in the Registration Statement and the other information set forth elsewhere in this quarterly report on Form 10-Q. You should be aware that these risk factors and other information may not describe every risk facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Use of Proceeds

On April 30, 2018, our Registration Statement on Form S-11 (File No. 333-223022), covering our public offering of up to $2.0 billion of common stock, was declared effective under the Securities Act. As of March 31, 2019, we had not received subscriptions for our common stock sufficient to allow us to break escrow and, therefore, we had not received any proceeds from the Offering.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

None.

19

ITEM 6.	EXHIBITS

10.1	Amended and Restated Dealer Manager Agreement, by and between Oaktree Real Estate Income Trust, Inc. and SDDCo Brokerage Advisors, LLC, dated as of February 5, 2019 (filed as Exhibit 1.1 to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 on February 5, 2019 (file number 333-223022) and incorporated herein by reference)

10.2	Form of Selected Dealer Management Agreement—Wirehouses (filed as Exhibit 1.3 to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 on February 5, 2019 (file number 333-223022) and incorporated herein by reference)

31.1	Certification of Chief Executive Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1+	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2+	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.SCH	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

+

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act or the Exchange Act.

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

May 10, 2019	/s/ John Brady
Date	John Brady
Chief Executive Officer
(Principal Executive Officer)

May 10, 2019	/s/ Brian Grefsrud
Date	Brian Grefsrud
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

21

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2019

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM                      TO

Commission File Number: 333-223022

Oaktree Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	82-2365593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

(Address of principal executive offices) (Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☒

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The number of the registrant’s outstanding shares of common stock, par value $0.01 per share, as of August 12, 2019 was 27,000, all of which were Class I shares.

PART I.	FINANCIAL INFORMATION	1

ITEM 1.	FINANCIAL STATEMENTS (Unaudited)	1

	Consolidated Balance Sheets as of June 30, 2019 and December 31, 2018	1

	Consolidated Statements of Operations for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and the period from January 10, 2018 through June 30, 2018	3

	Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the three and six months ended June 30, 2019 and the period from January 10, 2018 through June 30, 2018	4

	Consolidated Statements of Cash Flows for the six months ended June 30, 2019 and for the period from January 10, 2018 through June 30, 2018	5

	Notes to Consolidated Financial Statements	6

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	20

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	26

ITEM 4.	CONTROLS AND PROCEDURES	26

PART II.	OTHER INFORMATION	28

ITEM 1.	LEGAL PROCEEDINGS	28

ITEM 1A.	RISK FACTORS	28

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS	28

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES	28

ITEM 4.	MINE SAFETY DISCLOSURES	28

ITEM 5.	OTHER INFORMATION	28

ITEM 6.	EXHIBITS	29

SIGNATURES		30

WEBSITE DISCLOSURE

Investors and others should note that we use our website, www.oaktreeREIT.com, to announce material information to investors and the marketplace. While not all of the information that we post on our website is of a material nature, some information could be deemed to be material. Accordingly, we encourage investors, the media, and others interested in us to review the information that we share on our website. Information contained on, or available through, our website is not incorporated by reference into this document.

PART I.	FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

Oaktree Real Estate Income Trust, Inc.

Consolidated Balance Sheets

	June 30, 2019 (Unaudited)	December 31, 2018
Assets
Cash and cash equivalents	$3,184,670	$183,454
Restricted cash	879,132	—
Accounts and other receivables, net	196,506	—
Investment in real estate, net	57,881,796	—
Investments in real estate-related loan	24,276,585	—
Intangible assets, net	881,924	—
Other assets	51,029	—

Total Assets	$87,351,642	$183,454
Liabilities and Deficit
Accounts payable, accrued expenses and other liabilities	$829,646	$102,930
Mortgage loan, net	44,088,159	—
Due to affiliates	42,166,107	198,181
Commitments and contingencies (Note 11)	—	—

Total Liabilities	87,083,912	301,111
Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized; no shares issued nor outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized; 27,000 and 20,000 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	270	200
Additional paid-in capital	288,701	250,038
Accumulated deficit	(1,583,093)	(367,895)

Total Stockholders’ Deficit	(1,294,122)	(117,657)
Non-controlling interests attributable to third party joint ventures	1,561,852	—

Total Equity (Deficit)	267,730	(117,657)
Total Liabilities and Equity	$87,351,642	$183,454

See accompanying notes to financial statements.

Oaktree Real Estate Income Trust, Inc.

Consolidated Balance Sheets

The following table presents the assets and liabilities of an investment consolidated as a variable interest entity for which the Company is determined to be the primary beneficiary.

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$624,735	$—
Restricted cash	879,132	—
Accounts and other receivables, net	89,884	—
Investments in real estate, net	57,881,796	—
Intangible assets, net	881,924	—
Other assets	51,029	—

Total Assets	$60,408,500	$—

Liabilities
Accounts payable, accrued expenses and other liabilities	$701,798	$—
Mortgage loan, net	44,088,159	—

Total Liabilities	$44,789,957	$—

See accompanying notes to financial statements.

Oaktree Real Estate Income Trust, Inc.

Consolidated Statements of Operations (unaudited)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	For the Six Months Ended June 30, 2019	For the Period from January 10, 2018 through June 30, 2018
Revenues
Rental revenues	$1,191,314	$—	$1,191,314	$—
Other revenues	37,408	—	37,408	—

Total revenues	1,228,722	—	1,228,722	—
Expenses
Rental property operating	480,372	—	480,372	—
General and administrative expenses	278,107	88,233	449,398	113,233
Depreciation and amortization	1,043,275	—	1,043,275	—

Total expenses	1,801,754	88,233	1,973,045	113,233
Other (expense) income
Interest income	140,532	161	141,388	231
Interest expense	(683,797)	—	(683,797)	—

Total other (expense) income	(543,265)	161	(542,409)	231

Net loss	$(1,116,297)	$(88,072)	$(1,286,732)	$(113,002)
Net loss attributable to non-controlling interests	71,534	—	71,534	—

Net loss attributable to stockholders	$(1,044,763)	$(88,072)	$(1,215,198)	$(113,002)

Net loss per share of common stock - basic and diluted	$(38.69)	$(4.40)	$(50.66)	$(5.65)

Weighted average number of shares outstanding	27,000	20,000	23,989	20,000

See accompanying notes to financial statements.

Oaktree Real Estate Income Trust, Inc.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) (unaudited)

	For the Periods Ended June 30, 2018
	Par Value
	Shares	Common Stock	Common Stock Class I	Common Stock Class S	Common Stock Class T	Common Stock Class D	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity	Non-controlling Interests	Total Equity
Balance at January 10, 2018	20,000	$—	$200	$—	$—	$—	$199,800	$—	$200,000	$—	$200,000
Net loss								(24,930)	(24,930)		(24,930)

Balance at March 31, 2018	20,000	—	200	—	—	—	199,800	(24,930)	175,070	—	175,070
Net loss	—	—	—	—	—	—	—	(88,072)	(88,072)	—	(88,072)

Balance at June 30, 2018	20,000	$—	$200	$—	$—	$—	$199,800	$(113,002)	$86,998	$—	$86,998

	For the Periods Ended June 30, 2019
	Par Value
	Shares	Common Stock	Common Stock Class I	Common Stock Class S	Common Stock Class T	Common Stock Class D	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity	Non-controlling Interests	Total Equity
Balance at December 31, 2018	20,000	$—	$200	$—	$—	$—	$250,038	$(367,895)	$(117,657)	$—	$(117,657)
Amortization of restricted stock grants	7,000	—	70	—	—	—	21,019	—	21,089	—	21,089
Net loss	—	—	—	—	—	—	—	(170,435)	(170,435)	—	(170,435)

Balance at March 31, 2019	27,000	$—	270	$—	$—	$—	271,057	(538,330)	(267,003)	$—	(267,003)
Amortization of restricted stock grants	—	—	—	—	—	—	17,644	—	17,644	—	17,644
Contributions	—	—	—	—	—	—	—	—	—	1,657,500	1,657,500
Distributions	—	—	—	—	—	—	—	—	—	(24,114)	(24,114)
Net loss	—	—	—	—	—	—	—	(1,044,763)	(1,044,763)	(71,534)	(1,116,297)

Balance at June 30, 2019	27,000	$—	$270	$—	$—	$—	$288,701	$(1,583,093)	$(1,294,122)	$1,561,852	$267,730

See accompanying notes to financial statements.

Oaktree Real Estate Income Trust, Inc.

Consolidated Statements of Cash Flows (unaudited)

	For the Six Months Ended June 30, 2019	For the Period from January 10, 2018 through June 30, 2018
Cash flows from operating activities:
Net loss	$(1,286,732)	$(113,002)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	469,945	—
Amortization of in-place lease intangibles	573,330	—
Amortization of restricted stock grants	38,733	—
Amortization of deferred financing costs	7,029	—
Amortization of discount	(32,882)	—
Changes in assets and liabilities:
Increase in other assets	(51,029)	(94,415)
Increase in accounts and other receivables	(196,506)	—
Increase in accounts payable, accrued expenses and other liabilities	726,716	88,233
Increase in due to affiliates	455,968	25,000

Net cash provided by (used in) operating activities	704,572	(94,184)
Cash flows from investing activities:
Acquisition of real estate	(59,785,956)	—
Purchase of real estate-related loan	(24,243,703)	—
Capital improvements to real estate	(21,039)	—

Net cash used in investing activities	(84,050,698)	—
Cash flows from financing activities:
Borrowings from mortgage loan	44,400,000	—
Due to affiliates	41,511,958	—
Payment of deferred financing costs	(318,870)	—
Distributions to non-controlling interests	(24,114)	—
Contributions from non-controlling interests	1,657,500	—

Net cash provided by financing activities	87,226,474	—
Net change in cash and cash-equivalents and restricted cash	3,880,348	(94,184)
Cash and cash-equivalents and restricted cash, beginning of period	183,454	200,000

Cash and cash-equivalents and restricted cash, end of period	$4,063,802	$105,816

Reconciliation of cash and cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$3,184,670	$105,816
Restricted cash	879,132	—

Total cash and cash equivalents and restricted cash	$4,063,802	$105,816

See accompanying notes to financial statements.

Oaktree Real Estate Income Trust, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

1. Organization and Business Purpose

Oaktree Real Estate Income Trust, Inc. (the “Company”) was formed on July 27, 2017 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company was organized to invest primarily in well-located, high quality commercial real estate assets that generate strong current cash flow and could further appreciate in value through moderate leasing and repositioning strategies. Moreover, to a lesser extent, the Company plans to invest in real estate-related investments, including private loans and traded real estate-related securities that will help maintain liquidity. The Company anticipates that its investments will be geographically diversified across the top 50 markets in the United States. The Company is externally managed by Oaktree Fund Advisors, LLC (the “Adviser”), an affiliate of Oaktree Capital Management, L.P. (“Oaktree”). On January 9, 2018, the Company was capitalized with a $200,000 investment by an affiliate of the Adviser. On February 14, 2019, the Company began issuing and selling shares of common stock through the Company’s initial public offering.

As of June 30, 2019, the Company owned one property investment, Anzio Apartments, a multifamily asset located in Lawrenceville, Georgia, and one real estate-related loan secured by the Atlantis Paradise Island Resort located in the Bahamas.

2. Capitalization

As of June 30, 2019, the Company was authorized to issue up to 1,000,000,000 shares of common stock. On April 11, 2018, the Company amended and restated its charter to authorize the following classes of common stock:

Classification	No. of Authorized Shares	Par Value Per Share
Preferred stock	50,000,000	$0.01
Class T common stock	250,000,000	$0.01
Class S common stock	250,000,000	$0.01
Class D common stock	250,000,000	$0.01
Class I common stock	250,000,000	$0.01

	1,050,000,000

The Company has registered with the Securities and Exchange Commission an offering of up to $1,600,000,000 in shares in its primary offering and up to $400,000,000 in shares pursuant to its distribution reinvestment plan (the “Offering”). The Company intends to sell any combination of the four classes of shares of its common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and ongoing stockholder servicing fees. Until the release of proceeds from escrow, the per share purchase price for shares of the Company’s common stock in its primary offering will be $10.00 per share plus applicable upfront selling commissions and dealer manager fees. Thereafter, the purchase price per share for each class of common stock will vary and will generally equal the Company’s prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. The Company will accept proceeds and hold investors’ funds in an interest bearing escrow account until (i) the Company receives purchase orders for at least $150,000,000, including shares purchased by the Company’s sponsor, its affiliates and its directors and officers, in any combination of classes of shares of our common stock, and (ii) the Company’s board of directors has authorized the release of funds in the escrow account. As of June 30, 2019, the Company has not reached the required threshold from the Offering to release funds from escrow.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. These statements reflect all normal and recurring adjustments which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. However, the results of operations for the interim period presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2019, or any other future period.

The Company consolidates entities in which it retains a controlling financial interest or entities that meet the definition of a variable interest entity (“VIE”) for which it is deemed to be the primary beneficiary. In performing an analysis of whether it is the primary beneficiary, at initial investment and at each quarterly reporting period, the Company considers whether it individually has the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and also has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The determination of whether an entity is a VIE, and whether the Company is the primary beneficiary, involves significant judgments, including the determination of which activities most significantly affect the entity’s performance, estimates about the current and future fair values and performance of assets held by the entity and/or general market conditions.

If an entity is determined to be a VIE, the Company evaluates whether it is the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and benefits. The Company consolidates a VIE if it has both power and benefits—that is, (i) the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance, and (ii) the obligation to absorb losses of the VIE that could potentially be significant to the VIE, or the right to receive benefits from the VIE that potentially could be significant to the VIE. The Company consolidates all VIEs for which it is the primary beneficiary, including the Company’s joint venture with TruAmerica Multifamily, LLC (“TruAmerica”) to hold the Anzio Apartments property (see Note 4). As of June 30, 2019, the total assets and liabilities of the Company’s consolidated VIE, were $60.4 million and $44.8 million, respectively. Such amounts are included on the Company’s Consolidated Balance Sheets.

If a legal entity fails to meet any of the three characteristics of a VIE (due to insufficiency of equity, existence of non-substantive voting rights, or lack of a controlling financial interest), the Company then evaluates such entity under the voting model. Under the voting model, the Company consolidates the entity if it determines that it, directly or indirectly, has greater than 50% of the voting rights and that other equity holders do not have substantive participating rights.

If the Company has a variable interest in a VIE but is not the primary beneficiary, or if the Company has the ability to exercise significant influence over a voting interest entity but does not have control, it accounts for its investment using the equity method of accounting.

Investments in Real Estate

The Company evaluates each real estate acquisition to determine whether the integrated set of acquired assets and activities meets the definition of a business. Generally, acquisitions of real estate or in-substance real estate are not expected to meet the definition of a business because substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings and related intangible assets) or because the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. When evaluating acquired service or management contracts, the Company considers the nature of the services performed, the terms of the contract relative to similar arm’s length contracts, and the availability of comparable service providers in evaluating whether the acquired contract constitutes a substantive process. The acquisition of the Anzio Apartments property was accounted for as an asset acquisition because substantially all of the fair value was concentrated in the land, buildings and related intangible assets.

For acquisitions of real estate and in-substance real estate that are accounted for as business combinations, the Company recognizes the assets acquired (including the intangible value of acquired above- or below-market leases, acquired in-place leases, tenant relationships and other intangible assets or liabilities), liabilities assumed, noncontrolling interests, and previously existing ownership interests, if any, at fair value as of the acquisition date. Any excess (deficit) of the consideration transferred relative to the fair value of the net assets acquired is recognized as goodwill (bargain purchase gain). In business combinations, the preliminary purchase price allocation may be subject to change based upon additional information about facts and circumstances that existed as of the acquisition date, with such measurement period extending no later than 12 months from the acquisition date. Acquisition costs related to business combinations are expensed as incurred.

Acquisitions of real estate and in-substance real estate that do not meet the definition of a business are accounted for as asset acquisitions. The accounting model for asset acquisitions is similar to the accounting model for business combinations except that the consideration transferred (including acquisition costs) is allocated to the acquired assets and assumed liabilities on a relative fair value basis. As a result, asset acquisitions do not result in the recognition of goodwill or a bargain purchase gain. The results of operations of acquired properties are included in the Company’s results of operations from the respective dates of acquisition. Estimates of future cash flows used to estimate the fair values of identifiable assets acquired and liabilities assumed are based upon a number of factors including the property’s historical operating results, known and anticipated trends, and market and economic conditions. Values of buildings and improvements are determined on an as-if-vacant basis.

The estimated fair value of acquired in-place leases include the costs the Company would have incurred to lease the properties to their occupancy levels at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. The Company evaluates avoided costs over the time period over which occupancy levels at the date of acquisition would be achieved had the property been acquired vacant. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases are amortized over the remaining lease terms as a component of depreciation and amortization expense.

For acquired in-place leases, above- and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining terms of the respective leases, which include periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of the above- or below-market lease value is charged to rental revenue.

Expenditures that improve or extend the life of an acquired property are capitalized and depreciated over their estimated useful life. Expenditures for ordinary maintenance and repairs are expensed as incurred.

The cost of buildings and improvements includes the purchase price of the Company’s properties and any acquisition-related costs, along with any subsequent improvements to such properties. The Company’s investments in real estate are stated at cost and are generally depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Description	Depreciable Life
Building	30-40 years
Building and improvements	5-10 years
Furniture, fixtures and equipment	1-7 years
In-place lease intangibles	Over lease term

The Company reviews its real estate portfolio on a periodic basis to ascertain if there are any indicators of impairment in the carrying values of any of its real estate assets, including deferred costs and intangibles, in order to determine if there is any need for an impairment charge. In reviewing the portfolio, the Company examines the type of asset, the economic situation in the area in which the asset is located, the economic situation in the industry in which the tenant is involved and the timeliness of the payments made by the tenant under its lease, as well as any current correspondence that may have been had with the tenant, including property inspection reports. For each real estate asset for which indicators of impairment are identified, the Company performs a recoverability analysis that compares future undiscounted cash flows expected to result from the use and eventual disposition of the asset to its carrying value. If the undiscounted cash flow analysis yields an amount which is less than the assets’ carrying amount, an impairment loss will be recorded equal to the amount by which the carrying value of the asset exceeds its estimated fair value. The estimated fair value is determined using a discounted cash flow model of the expected future cash flows through the useful life of the property. Real estate assets that are expected to be disposed of are valued at the lower of carrying amount or fair value less costs to sell on an individual asset basis. As of June 30, 2019, the Company had not identified any indicators of impairment with respect to its real estate portfolio.

Investments in Real Estate-Related Loans

Loans that the Company has the intent and ability to hold for the foreseeable future are classified as held for investment. Originated loans are recorded at amortized cost, or outstanding unpaid principal balance less net deferred loan fees. Net deferred loan fees include unamortized origination and other fees charged to the borrower less direct incremental loan origination costs incurred by the Company. Purchased loans are recorded at amortized cost, or unpaid principal balance plus purchase premium or less unamortized discount. Costs to purchase loans are expensed as incurred.

Interest income is recognized based upon contractual interest rate and unpaid principal balance of the loans. Net deferred loan fees on originated loans are deferred and amortized as adjustments to interest income over the expected life of the loans using the effective yield method. Premium or discount on purchased loans are amortized as adjustments to interest income over the expected life of the loans using the effective yield method. When a loan is prepaid, prepayment fees and any excess of proceeds over the carrying amount of the loan are recognized as additional interest income.

Loans that are past due 90 days or more as to principal or interest, or where reasonable doubt exists as to timely collection, are generally considered nonperforming and placed on nonaccrual. Interest receivable is reversed against interest income when loans are placed on nonaccrual status. Interest collected on a nonaccrual loan is either recognized as income on a cash basis or applied as a reduction to the loan’s carrying value, depending on the ultimate collectability of the loan. Loans may be restored to accrual status when all principal and interest are current and full repayment of the remaining contractual principal and interest are reasonably assured.

Loans are considered to be impaired when it is probable that the Company will not be able to collect all amounts due in accordance with contractual terms, including consideration of the underlying collateral value. As of June 30, 2019, the Company’s real-estate related loan was performing in accordance with its contractual terms and management has not established an allowance for loan losses.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities and accrued expenses at the date of the balance sheet. Actual results could differ from those estimates.

Revenue Recognition

The Company’s sources of revenue and the related revenue recognition policies are as follows:

Rental revenue primarily consists of base rent arising from tenant leases at the Company’s properties. Rental revenue is recognized on a straight-line basis over the life of the lease, including any rent steps or abatement provisions. The Company begins to recognize revenue upon the acquisition of the related property or when a tenant takes possession of the leased space.

Other rental revenues include amounts due from tenants for costs related to common area maintenance, real estate taxes, and other recoverable costs included in lease agreements. The Company recognizes the reimbursement of such costs incurred as tenant reimbursement income.

The Company periodically reviews tenant receivables and unbilled rent receivables to determine whether they are collectible. In making this determination, the Company considers each tenant’s payment history and financial condition. If a receivable is deemed to be uncollectible, the Company will either reserve for the receivable through an allowance, or write-off the receivable. As of June 30, 2019, the Company did not have any allowances for doubtful accounts.

Cash and Cash Equivalents

Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure. The Company did not hold cash equivalents as of June 30, 2019 or December 31, 2018.

Restricted Cash

Restricted cash of $879,132 as of June 30, 2019 consisted of tax impounds of $519,775, tenant security deposits of $109,357 and cash reserved for capital expenditures of $250,000. There were no restricted cash balances as of December 31, 2018.

Non-Controlling Interests

Non-controlling interests of $1,561,852 as of June 30, 2019 represent interests held by the joint venture partner in Anzio Apartments, TruAmerica. There were no non-controlling interests as of December 31, 2018.

Fair Value Measurement

Under normal market conditions, the fair value of an investment is the amount that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). Additionally, there is a hierarchal framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following levels within the fair value hierarchy:

Level 1 — quoted prices are available in active markets for identical investments as of the measurement date. The Company does not adjust the quoted price for these investments.

Level 2 — quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the measurement date.

Level 3 — pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.

The carrying values of cash and cash equivalents, restricted cash, accounts receivable and other receivables, accounts payable, accrued liabilities and other liabilities approximate fair value because of the short-term nature of these instruments and falls under the Level 2 hierarchy. The estimated fair values of the Company’s real estate-related loan, mortgage loan and line of credit approximate their fair values since they bear interest at floating rates and were recently originated and falls under the Level 2 hierarchy.

We use significant judgement to estimate fair values of investments in real estate, and other intangible assets. In estimating their values, we consider significant unobservable inputs such as estimated cash flow projections that utilize appropriate discount and capitalization rates and available comparable market information. Estimates of future cash flows are based on a number of factors, including the historical operating results, known and anticipated trends, and market/economic conditions that may affect the property. These inputs are Level 3 inputs.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31 for the year in which the proceeds from escrow are released. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its stockholders. Any deferred tax assets arising from the Company’s taxable loss carryforwards during periods prior to making a REIT election have been fully reserved, since it is unlikely such benefits will be realized. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Organization and Offering Expenses

The Adviser has agreed to advance organization and offering expenses on behalf of the Company (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, dealer manager fees and stockholder servicing fees) through the first anniversary of the date on which escrow is released. The Company will reimburse the Adviser for all such advanced expenses ratably over a 60 month period following the first anniversary of the date escrow is released.

As of June 30, 2019 and December 31, 2018, the Adviser and its affiliates had incurred organization and offering expenses on the Company’s behalf of approximately $4.4 million. These organization and offering expenses are not recorded in the accompanying financial statements because such costs are not the Company’s liability until the date on which the escrow is released.

When recorded by the Company, organizational expenses will be expensed as incurred, and offering expenses will be reflected as a reduction of additional paid-in capital as such amounts will be reimbursed to the Adviser or its affiliates from the gross proceeds of the Offering. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.

Earnings Per Share

Nonvested share-based payment awards that contain non-forfeitable rights to dividends are participating securities and, therefore, are included in the computation of basic EPS pursuant to the two-class method. The two-class method determines EPS for each class of common stock and participating securities according to dividends declared (or accumulated) and their respective participation rights in undistributed earnings.

Basic EPS is calculated by dividing the net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period.

Diluted EPS is calculated by dividing the net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding determined for the basic EPS computation plus the effect of any dilutive securities. We include unvested shares of restricted stock in the computation of diluted EPS by using the more dilutive of the two-class method or treasury stock method. Any anti-dilutive securities are excluded from the diluted EPS calculation. For the three months ended June 30, 2019 and 2018, the six months ended June 30, 2019 and the period from January 10, 2018 through June 30, 2018, there were no dilutive common stock equivalents as the Company incurred net losses for each period.

Segment Reporting

The Company currently operates as a single reportable segment based upon its method of internal reporting and its allocation of capital and resources.

Share-Based Compensation

Equity-classified stock awards granted to employees and non-employees that have a service condition are measured at fair value at date of grant and re-measured at fair value only upon a modification of the award.

The Company recognizes compensation expense on a straight-line basis over the requisite service period of each award, with the amount of compensation expense recognized at the end of a reporting period at least equal the portion of fair value of the respective award at grant date or modification date, as applicable, that has vested through that date. Compensation expense, which is adjusted for actual forfeitures upon occurrence, is included as a component of general and administrative expense on the statements of operations.

Recent Accounting Pronouncements

In May 2014, the FASB issued a new revenue recognition standard which will supersede nearly all existing revenue recognition guidance. The new standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. Companies will likely need to use more judgment and make more estimates than under previous revenue recognition guidance, including identifying performance obligations in the contract, estimating the amount of variable consideration, if any, to include in the transaction price and allocating the transaction price to each separate performance obligation. The new standard may be applied retrospectively to each prior period presented or prospectively with the cumulative effect, if any, recognized as of the date of adoption. We adopted the new standard effective January 1, 2019, the effective date for private companies. While we expect that the majority of our revenues will be derived from leasing activities, to the extent there are nonlease components that are within the scope of the new revenue recognition standard, we expect that the pattern of revenue recognition under the new standard will be substantially similar to the pattern of revenue recognition under existing accounting standards.

In February 2016, the FASB issued a new leasing standard which requires lessees to clarify leases as either finance or operating leases based on certain criteria and record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The standard also eliminates current real estate-specific provisions and changes of initial direct costs and lease executory costs for all entities. The new guidance will require lessees and lessors to capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease, with any other costs incurred, including allocated indirect costs, expensed as incurred. In addition, the new standard requires that lease and nonlease components of a contract be bifurcated, with nonlease components (including reimbursements for real estate taxes, utilities, insurance and other common area maintenance and other executory costs) subject to the new revenue recognition standard effective upon adoption of the new leasing standard. In July 2018, the FASB issued an amendment to the leasing standard that allows lessors to elect, as a practical expedient, not to allocate the total consideration in a contract to lease and non-lease components based on their relative standalone selling prices. Rather, this practical expedient allows lessors to elect to account for the combined component as an operating lease if (i) the timing and pattern of transfer of the lease component and nonlease component(s) are the same; (ii) the lease component would be classified as an operating lease if accounted for separately; and (iii) the lease component is the predominant component of the arrangement. If we elect this practical expedient subsequent to adoption, tenant recoveries and other components that would otherwise quality as non-lease components would be accounted for as lease components and recognized in rental revenues. The amendment also provided an optional transition method to make the initial application date of the new lease standard the date of adoption, with a cumulative-effect adjustment recognized to the opening balance of retained earnings. Consequently, for an entity that elects the optional transition method, the entity’s reporting and disclosures for comparative historical periods presented in the financial statements will continue to be in accordance with current GAAP. In August 2018, the FASB proposed a narrow-scope amendment that would preclude a lessor from having to recognize lessor costs paid by a lessee directly to a third-party when the lessor cannot reasonably estimate such costs. The FASB has not yet finalized the amendment as of the date of this filing. We expect to adopt the new leasing standard effective January 1, 2020, the effective date for private companies. We are still evaluating the effects of adoption, including whether to elect the practical expedients or optional transition method, but do not expect the new standard to have a significant effect on our total revenues.

In June 2016, the FASB issued guidance on the measurement of credit losses on financial instruments. The standard will replace the incurred loss impairment methodology pursuant to GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. We expect to adopt the new standard effective December 31, 2020, the effective date for private companies. The guidance is required to be applied using a modified-retrospective approach to all periods presented. We are still evaluating the effects of adopting this standard on our financial statements..

In August 2016, the FASB issued guidance on the classification of certain cash receipts and payments in the statement of cash flows. The amendments add to or clarify guidance on a number of cash flow issues, including debt prepayment or debt extinguishment costs, contingent consideration payments made after a business combination, distributions received from equity-method investees and beneficial interests in securitization transactions. We adopted the new standard effective January 1, 2019, the effective date for private companies. The adoption of the new standard did not have any impact on the financial statements as of June 30, 2019.

In November 2016, the FASB issued guidance on the presentation of restricted cash in the statement of cash flows. The amendments in this update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. We adopted the new standard effective January 1, 2019, the effective date for private companies. As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated cash flow statements.

4. Investments in Real Estate

On April 11, 2019, the Company partnered with TruAmerica, through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Anzio Apartments (the “Anzio Apartments”), a multifamily asset located in Lawrenceville, Georgia, for $59.2 million. The Joint Venture acquired the property through a combination of $44.4 million of property-level debt from the Federal Home Loan Mortgage Corporation, $14.9 million of borrowings under a Line of Credit with an affiliate of Oaktree which were funded as an equity contribution into the Joint Venture and $1.7 million funded by TruAmerica. The Company owns a 90% interest in the Joint Venture and TruAmerica owns a 10% interest in the Joint Venture. The Company has operational control of the Joint Venture and TruAmerica acts as the day-to-day property manager.

The following table provides detail of the Anzio Apartments property:

Investment	Location	Type	Acquisition Date	Purchase Price(1)
Anzio Apartments	Lawrenceville, Georgia	Multifamily	April 2019	$59,785,956

(1)	Purchase price is inclusive of closing costs.

The following table summarizes the purchase price allocation of the Anzio Apartments property:

Building and building improvements	$50,820,175
Land	6,105,370
Furniture, fixtures and equipment	1,405,157
In-place lease intangibles	1,455,254

Total	$59,785,956

As of June 30, 2019, investments in real estate, net, consisted of the following:

Building and building improvements	$50,841,214
Land	6,105,370
Furniture, fixtures and equipment	1,405,157

Total	58,351,741
Accumulated depreciation	(469,945)

Investments in real estate, net	$57,881,796

5. Intangibles

The Company recorded in-place lease intangibles as a result of the Anzio Apartments acquisition. The gross carrying amount and accumulated amortization of the Company’s intangible assets consisted of the following as of June 30, 2019:

Intangible assets:
In-place lease intangibles	$1,455,254
Accumulated amortization	(573,330)

Intangible assets, net	$881,924

The in-place lease intangibles related to Anzio Apartments are being amortized over an estimated useful life of 6 months and will be fully amortized as of December 31, 2019.

6. Investment in Real Estate-Related Loan

On June 14, 2019, the Company acquired a $25 million principal amount of a second loss mezzanine loan (the “Mezzanine Loan”) by assuming ownership of a special purpose vehicle from an affiliate of Oaktree and contemporaneously borrowed under the Company’s Line of Credit to finance the investment. The Mezzanine Loan is secured by the equity interests of the entity owning Atlantis Paradise Island Resort, a 2,917 room oceanfront resort located on Paradise Island in the Bahamas.

The Mezzanine Loan matures in July 2020 with five 12-month extension options for the borrower, provided there has not been an event of default. The Mezzanine Loan bears interest at a floating rate of 6.67% over the one-month London Interbank Offered Rate, subject to an interest rate increase in the event the borrower exercises its fourth 12-month extension.

The following table details the Company’s real estate-related loan investment, the Atlantis Mezzanine Loan:

Collateral	Interest Rate(1)	Maturity Date	Face Amount	Amortized Cost Basis
Atlantis Paradise Island Resort	L + 6.67%	July 2020	$25,000,000	$24,276,585

(1)	The term “L” refers to the one-month US dollar-denominated London Interbank Offer Rate (“LIBOR”). As of June 30, 2019 and December 31, 2018, one-month LIBOR was equal to 2.40% and 2.50%, respectively.

The following table summarizes the Company’s real estate-related loan investments as of June 30, 2019:

Atlantis Mezzanine Loan	$25,000,000
Unamortized Discount	(723,415)

Investments in real estate-related loans, net	$24,276,585

7. Mortgage Loan

In connection with the acquisition of the Anzio Apartments, the Joint Venture obtained a $44.4 million mortgage loan from the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The mortgage loan is secured by the Anzio Apartments and bears interest at a rate of LIBOR plus a spread of 159 basis points, payable as interest-only for the first 60 months, then principal and interest payable for the remaining term based on a 360 month amortization period. The term of the mortgage loan is 120 months. Amounts prepaid under the mortgage loan are subject to a 1% penalty following a one year lockout period. The mortgage loan is subject to customary terms and conditions.

The following table summarizes the Company’s mortgage loan:

				Principal Balance Outstanding
Indebtedness	Interest Rate(1)	Maturity Date	Deferred Financing Costs, net	June 30, 2019	December 31, 2018
Anzio mortgage loan	L + 1.59%	April 2029	$311,841	$44,400,000	$—

(1)	The term “L” refers to the one-month US dollar-denominated London Interbank Offer Rate (“LIBOR”). As of June 30, 2019 and

December 31, 2018, one-month LIBOR was equal to 2.40% and 2.50%, respectively.

The following table presents the future principal payments due under the Company’s mortgage loan as of June 30, 2019:

Year	Amount
2019 (remaining)	—
2020	—
2021	—
2022	—
2023	—
Thereafter	$44,400,000

Total	$44,400,000

8. Due to Affiliates

Due to affiliates of $42,166,107 as of June 30, 2019 consisted of $41,511,958 of principal due under the Company’s line of credit with Oaktree, $271,631 of interest payable related to the line of credit and $382,518 due to Oaktree for reimbursement of operating expenses. As of December 31, 2018, due to affiliates consisted of $198,181 due to Oaktree for reimbursement of operating expenses.

Line of Credit

On April 11, 2019, the Company entered into the Line of Credit with Oaktree Fund GP I, L.P. (“Lender”), an affiliate of Oaktree, providing for an unsecured, uncommitted credit facility in a maximum aggregate principal amount of $150 million. The Line of Credit expires on the earlier of: (i) 10 business days following the date the Company breaks escrow for the Offering and (ii) April 10, 2020, subject to three-month extension options requiring Lender approval. Borrowings under the Line of Credit will bear interest at a rate of LIBOR plus 3.25% per annum, compounded quarterly, which may be paid in kind at the Company’s election. The Company may request drawdowns of amounts under the Line of Credit periodically and in sizes determined by the Company. Requests for drawdowns will be funded at the discretion of Lender based on, among other factors, details of the purpose of the drawdowns and the property features of investments towards which the proceeds will be used. Amounts due under the Line of Credit (inclusive of accrued interest) are freely pre-payable without penalty.

The following table is a summary of the Company’s Line of Credit:

			Maximum	Principal Outstanding Balance
Indebtedness	Interest Rate(1)	Maturity Date	Facility Size	June 30, 2019(2)	December 31, 2018
Line of Credit	L + 3.25%	April 10, 2020	$150,000,000	$41,684,925	$—

(1)	The term “L” refers to the one-month US dollar-denominated London Interbank Offer Rate (“LIBOR”). As of June 30, 2019 and December 31, 2018, one-month LIBOR was equal to 2.40% and 2.50%, respectively.
(2)	Principal outstanding balance as of June 30, 2019 is inclusive of $172,967 in paid-in-kind interest.

9. Related Party Transactions

The Company has entered into an advisory agreement with the Adviser. Pursuant to the advisory agreement between the Company and the Adviser, the Adviser is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of directors.

Certain affiliates of the Company, including the Adviser, will receive fees and compensation in connection with the offering and ongoing management of the assets of the Company. The Adviser will be paid a management fee equal to 1.00% of NAV per annum, payable monthly. The management fee will be paid, at the Adviser’s election, in cash or Class I shares. The Adviser has agreed to waive its management fee for the first six months following the date on which the initial proceeds the Offering are released from escrow.

The Company may retain certain of the Adviser’s affiliates for necessary services relating to the Company’s investments or its operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters. Any such arrangements will be at market terms and rates. As of June 30, 2019, the Company had not retained an affiliate of the Adviser for any such services.

The Company will pay the Adviser a performance fee equal to 12.5% of the annual Total Return, subject to a 5% annual Hurdle Amount (each term as defined in the advisory agreement) and a high water mark, with a catch-up. Such performance fee will be made annually and accrue monthly. No performance fees were earned by the Adviser during the three or six months ended June 30, 2019 or for the period from January 10, 2018 through June 30, 2018.

The Company will be dependent on the Adviser and its affiliates for certain services that are essential to it, including acquisition and disposition decisions, and certain other responsibilities. In the event that the Adviser and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

On April 11, 2019, the Company entered into the Line of Credit with an affiliate of Oaktree, providing for an unsecured, uncommitted credit facility in a maximum aggregate principal amount of $150 million.

On June 14, 2019, the Company acquired a $25 million principal amount of a second loss mezzanine loan by assuming ownership of a special purpose vehicle from an affiliate of Oaktree and contemporaneously borrowed under the Company’s Line of Credit with an affiliate of Oaktree to finance the investment.

10. Stockholders’ Equity

Restricted stock awards

In March 2018, the Company granted 7,000 shares of restricted stock to its non-employee directors at a fair value of $10.00 per share, which vested on March 20, 2019. In March 2019, the Company granted 7,000 shares of restricted stock to its non-employee directors at a fair value of $10.00 per share, which vest on March 20, 2020. For the three and six months ended June 30, 2019, the Company recognized compensation expense of $17,644 and $38,733, respectively, related to the restricted stock awards, which is included in general and administrative expense. For the period from January 10, 2018 through June 30, 2018, the Company’s compensation expense related to the restricted stock awards was $17,058.

11. Commitments and Contingencies

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. As of June 30, 2019, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

12. Subsequent Events

The Company’s management has evaluated subsequent events from June 30, 2019 through the filing date of this Form 10-Q. There have been no subsequent events during such period that would require recognition or disclosure in the interim financial statements as of and for the three months ended June 30, 2019.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References herein to “Oaktree Real Estate Income Trust,” “Oaktree REIT,” the “Company,” “we,” “us,” or “our” refer to Oaktree Real Estate Income Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

The following discussion should be read in conjunction with the unaudited financial statements and notes thereto appearing elsewhere in this quarterly report on Form 10-Q.

Forward-Looking Statements

Statements contained in this Form 10-Q that are not historical facts are based on our current expectations, estimates, projections, opinions, and/or beliefs. Such statements are not facts and involve known and unknown risks, uncertainties, and other factors. Investors should not rely on these statements as if they were fact. Certain information contained in this Form 10-Q constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” “forecast,” or “believe” or the negatives thereof or other variations thereon or other comparable terminology. Due to various risks and uncertainties, including those described under “Risk Factors” in the Company’s Registration Statement on Form S-11 (File No. 333-223022), as amended, under Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and elsewhere in this Form 10-Q, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved. We do not undertake to revise or update any forward-looking statements.

Overview

We are a Maryland corporation formed on July 27, 2017 to invest in commercial real estate assets. We are externally managed by Oaktree Fund Advisors, LLC (the “Adviser”), a subsidiary of Oaktree Capital Management, L.P. (together with its affiliates, “Oaktree”).

We have registered with the Securities and Exchange Commission (the “SEC”) an offering of up to $2.0 billion in shares of common stock (in any combination of purchases of Class S, Class T, Class D and Class I shares of our common stock) (the “Offering”). The share classes have different upfront selling commissions and ongoing stockholder servicing fees.

We intend to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31 in the year in which proceeds from the Offering are released from escrow.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in the latest prospectus for the Offering (File No. 333-220322).

Q2 2019 Highlights

Acquisition of Anzio Apartments

On April 11, 2019, the Company partnered with TruAmerica Multifamily, LLC (“TruAmerica”) through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Anzio Apartments (the “Anzio Apartments”), a multifamily asset located in Lawrenceville, Georgia, from Anzio Apartments, LLC (the “Seller”) for $59.2 million (exclusive of closing costs). The Joint Venture acquired the Property and paid related closing costs through a combination of $44.4 million of property-level debt from the Federal Home Loan Mortgage Corporation (“Freddie Mac”), $14.9 million funded to the Joint Venture by the Company from borrowings under the Company’s Line of Credit (as defined below) and $1.7 million funded by TruAmerica.

The Property is a 448-unit multifamily asset located in Lawrenceville, Georgia. Built in 1986 and sitting on 35 acres, the Property features a mix of one-and two-bedroom homes with large floorplans averaging 975 square feet. The Property is located in a convenient location of Gwinnett County in metropolitan Atlanta, Georgia.

The Joint Venture is governed by a limited liability company agreement dated April 10, 2019 by and between one of the Company’s subsidiaries and TruAmerica which contains customary terms and conditions. The Company owns a 90% interest in the Joint Venture and TruAmerica owns a 10% interest in the Joint Venture. The Company will control all major decisions of the Joint Venture (subject to TruAmerica’s consent with respect to certain limited decisions) and has the ability to trigger a sale of the Property at any time. The Company will have operational control and TruAmerica will act as the day-to-day property manager.

Mortgage Loan

The Freddie Mac mortgage loan (the “Mortgage Loan”) referred to above, is secured by a mortgage on the Property. The Mortgage Loan bears interest at a rate of LIBOR plus a spread of 159 basis points, payable as interest-only for the first 60 months, then principal and interest payable for the remaining term based on a 360 month amortization period. The term of the Mortgage Loan is 120 months. Amounts prepaid under the Mortgage Loan are subject to a 1% penalty following a one year lockout period. The Mortgage Loan is subject to customary terms and conditions.

Line of Credit

On April 11, 2019, the Company entered into a line of credit (the “Line of Credit”) with Oaktree Fund GP I, L.P. (“Lender”), an affiliate of the Company’s sponsor, Oaktree Capital Management, L.P. (“Oaktree”) providing for an unsecured, uncommitted credit facility in a maximum aggregate principal amount of $150 million. The Line of Credit expires on the earlier of: (i) 10 business days following the date the Company breaks escrow for its initial public offering and (ii) April 10, 2020, subject to three-month extension options requiring Lender approval. Borrowings under the Facility bear interest at a rate of LIBOR plus 3.25% per annum, compounded quarterly, which may be paid in kind at the Company’s election. The Company may request drawdowns of amounts under the Line of Credit periodically and in sizes determined by the Company. Requests for drawdowns will be funded at the discretion of Lender based on, among other factors, details of the purpose of the drawdowns and the property features of investments towards which the proceeds will be used. Amounts due under the Facility (inclusive of accrued interest) are freely pre-payable without penalty.

Acquisition of Atlantis Mezzanine Loan

On June 14, 2019, the Company acquired a $25 million principal amount of a second loss mezzanine loan (the “Mezzanine Loan”) by assuming ownership of a special purpose vehicle from an affiliate of Oaktree and contemporaneously borrowed under the Company’s Line of Credit to finance the investment. The Mezzanine Loan is secured by the equity interests of the entity owning Atlantis Paradise Island Resort, a 2,917 room oceanfront resort located on Paradise Island in the Bahamas.

The Mezzanine Loan matures in July 2020 with five 12-month extension options for the borrower, provided there has not been an event of default. The Mezzanine Loan bears interest at a floating rate of 6.67% over the one-month London Interbank Offered Rate, subject to an interest rate increase in the event the borrower exercises its fourth 12-month extension.

Results of Operations

Revenues

Revenues of $1,228,722 for the three and six months ended June 30, 2019 related to the Anzio Apartments property and consisted of $1,140,080 of rental revenues, $51,234 of tenant reimbursements and $37,408 of ancillary income and fees. There were no comparable revenues for the period from January 10, 2018 through June 30, 2018.

Operating Expenses

Operating expenses of $480,372 for the three and six months ended June 30, 2019 related to the Anzio Apartments property and consisted of $196,582 of property expenses, $138,492 of real estate taxes, $83,535 of utilities, $33,293 of property management fees and $28,470 of insurance expense. There were no comparable operating expenses for the period from January 10, 2018 through June 30, 2018.

General and Administrative Expenses

General and administrative expenses of $278,107 for the three months ended June 30, 2019 consisted of $143,066 of legal fees, $64,000 of audit fees, $70,575 of board of director fees and $466 of miscellaneous expenses. General and administrative expenses of $88,233 for the three months ended June 30, 2018 consisted of $20,000 of audit fees and $68,233 of board of director fees.

General and administrative expenses of $449,398 for the six months ended June 30, 2019 consisted of $188,066 of legal fees, $84,000 of audit fees, $143,445 of board of director fees and $33,887 of miscellaneous expenses. General and administrative expenses of $113,233 for the six months ended June 30, 2018 consisted of $45,000 of audit fees and $68,233 of board of director fees.

Depreciation and Amortization

Depreciation and amortization expense of $1,043,275 for the three and six months ended June 30, 2019 related to the Anzio Apartments property and consisted of $469,945 for building and equipment depreciation and $573,330 of in-place lease intangible amortization. There was no comparable depreciation and amortization expense for the period from January 10, 2018 through June 30, 2018.

Interest Income

Interest income of $140,532 for the three months ended June 30, 2019 related primarily to interest income earned on the Atlantis Mezzanine Loan of $106,622 and discount accretion of $32,882. Interest income of $161 for the three months ended June 30, 2018 related to interest earned on cash held in bank accounts.

Interest income of $141,388 for the six months ended June 30, 2019 related primarily to interest income earned on the Atlantis Mezzanine Loan of $106,622 and discount accretion of $32,882. Interest income of $231 for the six months ended June 30, 2018 related to interest earned on cash held in bank accounts.

Interest Expense

Interest expense of $683,797 for the three and six months ended June 30, 2019 consisted of $405,137 of mortgage loan interest, $271,631 of Line of Credit interest and $7,029 of loan fee amortization. There was no comparable interest expense for the period from January 10, 2018 through June 30, 2018.

Net Loss Attributable to Non-Controlling Interests

Net loss attributable to non-controlling interests of $71,534 for the three and six months ended June 30, 2019 related to losses allocable to the interests held by the Company’s joint venture partner in Anzio Apartments, TruAmerica. There were no comparable non-controlling interests for the period from January 10, 2018 through June 30, 2018.

Liquidity and Capital Resources

Our primary needs for liquidity and capital resources are to fund our investments, to make distributions to our stockholders, to repurchase shares of our common stock pursuant to our share repurchase plan, to pay our offering and operating fees and expenses and to pay interest on any outstanding indebtedness we may incur. We anticipate our offering and operating fees and expenses will include, among other things, the management fee we will pay to the Adviser, stockholder servicing fees we will pay to the dealer manager, legal, audit and valuation expenses, federal and state securities filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to acquiring, financing, appraising and managing our properties. We do not have any office or personnel expenses as we do not have any employees. The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions and stockholder servicing fees) through the first anniversary of the date on which we break escrow for the Offering. We will reimburse the Adviser for such advanced expenses ratably over the 60 months following the first anniversary of the date on which we break escrow for the Offering. As of June 30, 2019, the Adviser and its affiliates had incurred approximately $4.4 million of organization and offering expenses on our behalf.

We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with our taxable year ending December 31 of the year in which the escrow period concludes. In order to maintain our qualification as a REIT, we are required to, among other things, distribute as dividends at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders and meet certain tests regarding the nature of our income and assets.

Over time, we generally intend to fund our cash needs for items other than asset acquisitions from operations. Our cash needs for acquisitions will be funded primarily from the sale of shares of our common stock and through the assumption or incurrence of debt.

We intend to use advances under the Line of Credit along with property level debt to acquire real estate investments. We intend to repay the Line of Credit in full with offering proceeds promptly after breaking escrow for our initial public offering. We may in the future enter into additional lines of credit. We would expect that any such line of credit would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure an adequate line of credit to fund share repurchases. Moreover, actual borrowing availability may be reduced at any given time if we use borrowings under a line of credit to fund share repurchases or for other corporate purposes.

Other potential future sources of capital include secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Other than the Line of Credit described above, we have not yet identified any sources for these types of financings.

Cash Flows

Net cash provided by operating activities of $704,572 for the six months ended June 30, 2019 relates to net loss of $1,286,732, increases in other assets and accounts receivables of $51,029 and $196,506, respectively, discount amortization of $32,882, offset by depreciation and amortization expense of $1,043,275, restricted stock amortization of $38,733, deferred financing costs amortization of $7,029 and increases in accounts payable and due to affiliates of $726,716 and $455,968, respectively. For the period from January 10, 2018 (date of our initial capitalization) through June 30, 2018, net cash used in operating activities of $94,184 relates primarily to net loss of $113,002, increase in other assets of $94,415 offset by increases in accounts payable and due to affiliates of $88,233 and $25,000, respectively.

Net cash used in investing activities of $84,050,698 for the six months ended June 30, 2019 consisted of $59,785,956 related to the Anzio Apartments acquisition, $24,243,703 related to the acquisition of the Atlantis Mezzanine loan and $21,039 of capital improvements. There were no investing activities for the period from January 10, 2018 (date of our initial capitalization) through June 30, 2018.

Net cash provided by financing activities of $87,226,474 for the six months ended June 30, 2019 consisted of $44,400,000 of proceeds from the mortgage loan, $41,511,958 of proceeds from the Line of Credit, $1,657,500 of contributions from non-controlling interests offset by $318,870 paid for financing costs and $24,114 of investment distributions paid. There were no financing activities for the period from January 10, 2018 (date of our initial capitalization) through June 30, 2018.

As of June 30, 2019, we had not declared or paid any distributions to shareholders.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with GAAP. In applying certain of these accounting principles, we may need to make assumptions, estimates or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates or judgments, however, are both subjective and subject to change, and actual results may differ from our assumptions and estimates. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts become known. Our application of our critical accounting policies could potentially produce materially different results if we were to change underlying assumptions, estimates or judgments.

Please refer to Note 3, “Summary of Significant Accounting Policies” to our financial statements in this quarterly report on Form 10-Q for a summary of our critical accounting policies related to consolidation, recognition and impairment of acquired real estate assets and revenue recognition for our investments in real estate and real estate-related loans.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of the extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Income Taxes

As a REIT, we will not be subject to federal corporate income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. We intend to operate in a manner that allows us to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. We will monitor the business and transactions that may potentially impact our REIT status. If we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We would also be disqualified for the four taxable years following the year during which qualification was lost unless we were entitled to relief under specific statutory provisions.

Related Party Transactions

The Company has, and is expected to continue to engage in, transactions with related parties, including Oaktree, the Adviser and their affiliates. The results of the Company’s operations may be different if similar transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships and are required to approve any significant modifications to existing relationships, as well as any significant new related party transactions.

See Note 9 titled “Related Party Transactions” to our financial statements in this quarterly report on Form 10-Q for additional information concerning our related party transactions.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See Note 3 titled “Summary of Significant Accounting Policies” to our financial statements in this quarterly report on Form 10-Q for a discussion concerning recent accounting pronouncements.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Indebtedness

We expect that our primary market risk exposure will be interest rate risk with respect to our indebtedness and credit risk and market risk with respect to use of derivative financial instruments. As of June 30, 2019, the outstanding principal balance of our variable rate indebtedness was $86,084,925 and consisted of a mortgage loan and Line of Credit.

Our mortgage loan and Line of Credit are variable rate and indexed to one-month U.S. Dollar denominated LIBOR. For the three and six months ended June 30, 2019, a 10% increase in one-month U.S. Dollar denominated LIBOR would have resulted in increased interest expense of $67,682.

Investment in real estate-related loan

As of June 30, 2019, we held a $25 million investment in a real estate-related loan. Our investment is floating-rate and indexed to one-month U.S. denominated LIBOR and as such, exposed to interest rate risk. Our net income will increase or decrease depending on interest rate movements. While we cannot predict factors which may or may not affect interest rates, for the three and six months ended June 30, 2019, a 10% increase or decrease in the one-month U.S. denominated LIBOR rate would have resulted in an increase or decrease to income from our real estate-related loan of $10,661.

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets.

Credit risk includes the failure of the counterparty to perform under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

Market risk includes the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, we will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced.

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

An evaluation of the effectiveness of the design and operation of our “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of the end of the period covered by this quarterly report on Form 10-Q was made under the supervision and with the participation of our management, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Based upon this evaluation, our CEO and CFO have concluded that, as of the end of the period covered by this report, our disclosure controls and procedures (a) were effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) included, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Controls over Financial Reporting

There have been no changes in our “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that occurred during the period covered by this quarterly report on Form 10-Q that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II.	OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

From time to time, we may be involved in various claims and legal actions arising in the ordinary course of business. As of June 30, 2019, we were not involved in any legal proceedings.

ITEM 1A.	RISK FACTORS

We have disclosed under the heading “Risk Factors” in our Registration Statement on Form S-11 (File No. 333-223022), as amended or supplemented from time to time, filed with the SEC, risk factors which materially affect our business, financial condition or results of operations. There have been no material changes from the risk factors previously disclosed. You should carefully consider the risk factors set forth in the Registration Statement and the other information set forth elsewhere in this quarterly report on Form 10-Q. You should be aware that these risk factors and other information may not describe every risk facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Use of Proceeds

On April 30, 2018, our Registration Statement on Form S-11 (File No. 333-223022), covering our public offering of up to $2.0 billion of common stock, was declared effective under the Securities Act. A post effective amendment to this Registration Statement was declared effective on April 30, 2019. As of June 30, 2019, we had not received subscriptions for our common stock sufficient to allow us to break escrow and, therefore, we had not received any proceeds from the Offering.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

10.1	Promissory Note, dated April 11, 2019, between Oaktree Real Estate Income Trust, Inc., as borrower, and Oaktree Fund GP I, LP, as Lender (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on April 17, 2019)

31.1	Certification of Chief Executive Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1+	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2+	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.SCH	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

+

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act or the Exchange Act.

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

August 12, 2019	/s/ John Brady
Date	John Brady
Chief Executive Officer
(Principal Executive Officer)

August 12, 2019	/s/ Brian Grefsrud
Date	Brian Grefsrud
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

Oaktree Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-223022	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Oaktree Real Estate Income Trust, Inc. (the “Company”) previously filed a Current Report on Form 8-K, dated April 17, 2019, disclosing the acquisition of Anzio Apartments through a joint venture with TruAmerica Multifamily, LLC.

This Amendment to the Current Report on Form 8-K, dated June 19, 2019, is being filed to provide the required financial statements under Rule 3-14 of Regulation S-X with respect to the acquisition of Anzio Apartments. Additionally, this report presents the required pro forma financial information reflecting the impact of the acquisition of Anzio Apartments on the Company. The Company intends to make an election to be treated as a real estate investment trust for federal income tax purposes beginning with the taxable year ending December 31, 2019 and, as such, the effect of income taxes is excluded from the pro forma financial information.

The Company’s results with respect to Anzio Apartments may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Anzio Apartments Under Rule 3-14 of Regulation S-X

Report of Independent Auditors

Statements of Revenues and Certain Expenses for the three months ended March 31, 2019 (unaudited) and the year ended December 31, 2018

Notes to the Statements of Revenues and Certain Expenses

(b)	Unaudited Pro Forma Condensed Consolidated Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2019

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2019

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2018

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Exhibits

23.1*	Consent of Ernst & Young, LLP

*	Filed herewith

Report of Independent Auditors

The Board of Directors of Oaktree Real Estate Income Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Statement”) of Anzio Apartments for the year ended December 31, 2018, and the related notes to the Statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates, made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Anzio Apartments for the year ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1 to the Statement, the Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Oaktree Real Estate Income Trust, Inc. and is not intended to be a complete presentation of Anzio Apartments’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Los Angeles, California

June 19, 2019

Anzio Apartments

Statements of Revenues and Certain Expenses

Three months ended March 31, 2019 (Unaudited)

and the year ended December 31, 2018

	For the three months ended March 31, 2019 (unaudited)	Year ended December 31, 2018
Rental revenues
Rental income	$1,318,426	$4,938,049
Tenant reimbursements	67,912	266,295
Other income	65,925	274,003

Total rental revenues	1,452,263	5,478,347
Certain operating expenses
Property expenses	535,605	2,129,044

Total operating expenses	535,605	2,129,044

Revenues in excess of certain operating expenses	$916,658	$3,349,303

Anzio Apartments

Notes to the Statements of Revenues and Certain Expenses

1.	Background and Basis of Presentation

On April 11, 2019, Oaktree Real Estate Income Trust, Inc., (the “Company”), partnered with TruAmerica Multifamily, LLC (“TruAmerica”) through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Anzio Apartments (the “Property”), a multifamily asset located in Lawrenceville, Georgia, from Anzio Apartments, LLC (the “Seller”) for $59.2 million (exclusive of closing costs). The Joint Venture acquired the Property and paid related closing costs through a combination of $44.4 million of property-level debt from the Federal Home Loan Mortgage Corporation (“Freddie Mac”), $14.9 million funded to the Joint Venture by the Company from borrowings under the Company’s Line of Credit and $1.7 million funded by TruAmerica.

The accompanying statements of revenues and certain expenses present the results of operations of the Property for the three months ended March 31, 2019 (unaudited) and the year ended December 31, 2018, and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X. Accordingly, the statements are not representative of the actual operations of the Property for the periods presented as certain amounts, which may not be directly attributable to the future operations of the Property, have been excluded. Such items include depreciation and amortization expense, interest expense and interest income.

The unaudited interim statement of revenue and certain expenses for the three months ended March 31, 2019, was prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2018, and reflects all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management necessary for a fair presentation of the results of operations. The results of the unaudited interim period are not necessarily indicative of the expected results for the entire fiscal year.

2.	Significant Accounting Policies

Revenue Recognition

The units at the Property are generally leased under operating leases with terms of twelve months or less. The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursement of other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In February 2016, the FASB issued a new leasing standard which requires lessees to clarify leases as either finance or operating leases based on certain criteria and record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The standard also eliminates current real estate-specific provisions and changes of initial direct costs and lease executory costs for all entities. The new guidance will require lessees and lessors to capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease, with any other costs incurred, including allocated indirect costs, expensed as incurred. In addition, the new standard requires that lease and nonlease components of a contract be bifurcated, with nonlease components (including reimbursements for real estate taxes, utilities, insurance and other common area maintenance and other executory costs) subject to the new revenue recognition standard effective upon adoption of the new leasing standard. In July 2018, the FASB issued an amendment to the leasing standard that allows lessors to elect, as a practical expedient, not to allocate the total consideration in a contract to lease and non-lease components based on their relative standalone selling prices. Rather, this practical expedient allows lessors to elect to account for the combined component as an operating lease if (i) the timing and pattern of transfer of the lease component and nonlease component(s) are the same; (ii) the lease component would be classified as an operating lease if accounted for separately; and (iii) the lease component is the predominant component of the arrangement. If we elect this practical expedient subsequent to adoption, tenant recoveries and other components that would otherwise quality as non-lease components would be accounted for as lease components and recognized in rental revenues. The amendment also provided an optional transition method to make the initial application date of the new lease standard the date of adoption, with a cumulative-effect adjustment recognized to the opening balance of retained earnings. Consequently, for an entity that elects the optional transition method, the entity’s reporting and disclosures for comparative historical periods presented in the financial statements will continue to be in accordance with current GAAP. In August 2018, the FASB proposed a narrow-scope amendment that would preclude a lessor from having to recognize lessor costs paid by a lessee directly to a third-party when the lessor cannot reasonably estimate such costs. The FASB has not yet finalized the amendment as of the date of this filing. We expect to adopt the new leasing standard effective January 1, 2020, the effective date for private companies. We are still evaluating the effects of adoption, including whether to elect the practical expedients or optional transition method, but do not expect the new standard to have a significant effect on our total revenues.

3.	Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease units in the Property. As of April 1, 2019, the minimum future cash rents receivable under non-cancelable operating leases in each of the upcoming years are as follows:

Years Ending December 31
2019	$272,951
2020	169,339
Thereafter	—

Total	$442,290

4.	Subsequent Events

Subsequent events were evaluated through June 19, 2019, the date the financial statements were available to be issued.

Oaktree Real Estate Income Trust, Inc.

Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2019, is presented as if the acquisition of Anzio Apartments and the related borrowings on the Company’s Line of Credit and property-level debt from Freddie Mac had occurred on March 31, 2019. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2019, and the year ended December 31, 2018, have been presented as if the acquisition of Anzio Apartments and the related borrowings on the Company’s Line of Credit and property-level debt from Freddie Mac had occurred on January 1, 2018.

The unaudited pro forma financial information, which has been prepared to comply with Article 11 of Regulation S-X, is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition of the Property had occurred at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

Oaktree Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2019

(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (A)	Acquisition of Anzio Apartments (B)			Pro Forma Oaktree Real Estate Income Trust, Inc.
Assets
Cash and cash equivalents	$131,378	$372,943	(C	)	$504,321
Restricted cash	—	711,528	(D	)	711,528
Investments in real estate	—	59,785,956			59,785,956
Other assets	—	569,906	(E	)	569,906

Total Assets	$131,378	$61,440,333			$61,571,711

Liabilities and Equity
Note payable	$—	$44,400,000			$44,400,000
Accounts payable, accrued expenses and other liabilities	121,779	465,333	(F	)	587,112
Due to affiliates	276,602	14,917,500			15,194,102
Commitments and contingencies	—	—			—

Total Liabilities	398,381	59,782,833			60,181,214
Equity (Deficit)
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized: no shares issued nor outstanding at March 31, 2019 and December 31, 2018, respectively	—	—			—
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized: 27,000 and 20,000 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	270	—			270
Additional paid-in capital	271,057	—			271,057
Accumulated deficit	(538,330)	—			(538,330)

Total Stockholders’ Equity (Deficit)	(267,003)	—			(267,003)

Noncontrolling interests	—	1,657,500			1,657,500

Total Equity (Deficit)	(267,003)	1,657,500			1,390,497

Total Liabilities and Equity (Deficit)	$131,378	$61,440,333			$61,571,711

Oaktree Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2019

(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (AA)	Acquisition of Anzio Apartments (BB)			Pro Forma Oaktree Real Estate Income Trust, Inc.
Revenues
Rental revenues	$—	$1,318,426			$1,318,426
Tenant reimbursements	—	67,912			67,912
Other income	—	65,925			65,925

Total rental revenues	—	1,452,263			1,452,263
Interest income	856	—			856

Total revenues	856	1,452,263			1,453,119
Operating expenses
Property expenses	—	535,605			535,605
Depreciation and amortization	—	515,381	(CC	)	515,381
General and administrative	171,291	—			171,291

Total operating expenses	171,291	1,050,986			1,222,277
Other expense
Acquisition expenses	—	—			—
Interest expense	—	677,031	(DD	)	677,031

Total other expense	—	677,031			677,031
Total expenses	171,291	1,728,017			1,899,308

Net loss	170,435	275,754			446,189
Net loss attributable to noncontrolling interests	—	27,575	(EE	)	27,575

Net loss attributable to common shareholders	$170,435	$248,179			$418,614

Loss per share (basic and diluted):
Net loss per share	$8.16				$20.05

Weighted average number of shares outstanding	20,875				20,875

Oaktree Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2018

(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (AA)	Acquisition of Anzio Apartments (BB)			Pro Forma Oaktree Real Estate Income Trust, Inc.
Revenues
Rental revenues	$—	$4,938,049			$4,938,049
Tenant reimbursements	—	266,295			266,295
Other income	—	274,003			274,003

Total rental revenues	—	5,478,347			5,478,347
Interest income	1,975	—			1,975

Total revenues	1,975	5,478,347			5,480,322
Operating expenses
Property expenses	—	2,129,044			2,129,044
Depreciation and amortization	—	3,546,799	(CC	)	3,546,799
General and administrative	369,870	—			369,870

Total operating expenses	369,870	5,675,843			6,045,713
Other expense
Acquisition expenses	—	—			—
Interest expense	—	2,708,858	(DD	)	2,708,858

Total other expense	—	2,708,858			2,708,858
Total expenses	369,870	8,384,701			8,754,571
Net loss	367,895	2,906,354			3,274,249
Net loss attributable to noncontrolling interests	—	290,635	(EE	)	290,635

Net loss attributable to common shareholders	$367,895	$2,615,719			$2,983,614

Loss per share (basic and diluted):
Net loss per share	$18.39				$149.18

Weighted average number of shares outstanding	20,000				20,000

Oaktree Real Estate Income Trust, Inc.

Notes to the Pro Forma Consolidated Financial Statements

(Unaudited)

1.	Balance Sheet Adjustments

(A) Represents the unaudited historical balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

(B) Reflects the acquisition of the Property as if it had occurred on March 31, 2019 for $59.2 million. The acquisition was funded with proceeds from the issuance of $44.4 million of property-level debt, as further described below, $1.7 million from a Joint Venture partner and by drawing $14.9 million on the Company’s Line of Credit.

(C) Cash and cash equivalents of $373,000 consists of $264,000 from rental receipts and $109,000 from tenant deposits.

(D) Restricted cash of $712,000 consists of $250,000 for capital expenditures and $462,000 of tax and insurance escrow impounds.

(E) Other assets of $570,000 consists primarily of debt issuance costs of $319,000, prepaid insurance of $76,000 and prepaid interest expense of $101,000.

(F) Accounts payable, accrued expenses and other liabilities of $465,000 consists of prepaid tenant rents of $264,000, accrued property taxes of $111,000 and tenant deposits of $90,000.

The Company has performed a preliminary valuation analysis of the relative fair value of the Property’s assets to be acquired and liabilities to be assumed. Using the total consideration for the acquisition, including related acquisition costs, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the cost of the Property as of the transaction closing date, April 11, 2019, which is subject to change as the Company finalizes the preliminary purchase price allocation during the quarter ending June 30, 2019:

Tangible	Total Assets
Land	$6,105,370
Building	47,959,400
Site improvements	2,860,775
FF&E	1,405,157

Total tangible	58,330,702

Intangible
Lease in place value	1,455,254

Total intangible	1,455,254

Fair value	$59,785,956

The following table summarizes the Company’s issuance of debt in connection with acquisition of the Property:

Note payable	$44,400,000
Due to affiliates	14,917,500

Total debt	$59,317,500

Note Payable

The note payable is secured by a mortgage on the Property and bears interest at a rate of LIBOR plus a spread of 159 basis points, payable as interest-only for the first 60 months, then principal and interest payable for the remaining term based on a 360 month amortization period. The term of the Mortgage Loan is 120 months. Amounts prepaid under the Mortgage Loan are subject to a 1% penalty following a one year lockout period. The Mortgage Loan is subject to customary terms and conditions.

Due to Affiliates

On April 11, 2019, the Company entered into a line of credit with Oaktree Fund GP I, L.P., an affiliate of the Company’s sponsor, Oaktree Capital Management, L.P. providing for an unsecured, uncommitted credit facility in a maximum aggregate principal amount of $150 million. The Line of Credit expires on the earlier of: (i) 10 business days following the date the Company breaks escrow for its initial public offering and (ii) April 10, 2020, subject to three-month extension options requiring Lender approval. Borrowings under the Line of Credit will bear interest at a rate of LIBOR plus 3.25% per annum, compounded quarterly, which may be paid in kind at the Company’s election. The Company may request drawdowns of amounts under the Line of Credit periodically and in sizes determined by the Company. Requests for drawdowns will be funded at the discretion of Lender based on, among other factors, details of the purpose of the drawdowns and the property features of investments towards which the proceeds will be used. Amounts due under the Line of Credit (inclusive of accrued interest) are freely pre-payable without penalty.

2.	Income Statement Adjustments

(AA) Represents the unaudited historical operations of the Company included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 or the audited historical operations of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2018, as applicable.

(BB) Represents the unaudited results of operations of the Property for the three months ended March 31, 2019 or the audited results of operations of the Property for the year ended December 31, 2018 included in the accompanying Statements of Revenues and Certain Expenses.

(CC) Represents depreciation and amortization of the acquired long-term assets (excluding land) as if the Property had been acquired on January 1, 2018. Depreciation and amortization amounts were determined based on the preliminary purchase price allocation to the long-term assets and management’s estimate of the remaining useful lives of each asset. The values allocated to buildings, site improvements and furniture, fixtures and equipment (FF&E) are depreciated on a straight-line basis using an estimate remaining useful life of 39 years for buildings and 5-6 years for site improvements and FF&E. In estimating the remaining useful life of each asset, management considered the length of time since the Property was originally constructed, the Property’s maintenance history and anticipated future maintenance, and any contractual stipulations that might limit the useful life. Lease in-place value is being amortized over the average lease term of 7 months.

(DD) Represents adjustments to interest expense as if the $44.4 million borrowing on the Property’s Note Payable and the $14.9 million borrowing on the Company’s Line of Credit had occurred on January 1, 2018. The Note Payable bears interest at a variable rate based upon one-month LIBOR (2.47263% on April 11, 2019) plus a spread of 159 basis points, while the Line of Credit bears interest at a variable rate based upon one-month LIBOR plus a spread of 325 basis points. On a pro forma basis, a 0.125% increase (decrease) in LIBOR would have increased (decreased) interest expense by approximately $19,000 and $75,000, respectively, for the three months ended March 31, 2019 and year ended December 31, 2018.

(EE) Represents adjustments to allocate net income (loss) between the Company and TruAmerica Multifamily, LLC, which holds a 10% noncontrolling interest in the joint venture formed to hold the Property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Chief Securities Counsel and Secretary

Date: June 19, 2019

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young, LLP

Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-11 No. 333-223022) of Oaktree Real Estate Income Trust, Inc. of our report dated June 19, 2019 with respect to the statements of revenues and certain expenses of Anzio Apartments included in its Current Report (Form 8-K) dated June 19, 2019 for the year ended December 31, 2018.

Los Angeles, California

June 19, 2019